Exhibit 10-19

STOCK PURCHASE AGREEMENT

among

ASTEC INDUSTRIES, INC.

AMERICAN AUGERS, INC.

and

THE CHARLES MACHINE WORKS, INC.

dated as of

October 31, 2012

10727826_4

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

ARTICLE II PURCHASE AND SALE

Section 2.01                          Purchase and Sale

Section 2.02                          Purchase Price

Section 2.03                          Transactions to be Effected at the Closing

Section 2.04                          Post-Closing Adjustment

Section 2.05                          Closing

Section 2.06                          Excluded Business

Section 2.07                          Intercompany Receivables and Payables

Section 2.08                          Mud Pump and Cleaning Systems

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.01                          Organization and Authority of Seller

Section 3.02                          Organization, Authority and Qualification of the Company

Section 3.03                          Capitalization

Section 3.04                          No Subsidiaries

Section 3.05                          No Conflicts; Consents

Section 3.06                          Financial Statements

Section 3.07                          Undisclosed Liabilities

Section 3.08                          Absence of Certain Changes, Events and Conditions

Section 3.09                          Material Contracts

Section 3.10                          Title to Assets; Real Property

Section 3.11                          Condition And Sufficiency of Assets

Section 3.12                          Intellectual Property

Section 3.13                          Inventory

Section 3.14                          Accounts Receivable

Section 3.15                          Insurance

Section 3.16                          Legal Proceedings; Governmental Orders

Section 3.17                          Compliance With Laws; Permits

Section 3.18                          Environmental Matters

Section 3.19                          Employee Benefit Matters

Section 3.20                          Employment Matters

Section 3.21                          Taxes

Section 3.22                          Books and Records

Section 3.23                          Manufacturing and Marketing Rights

Section 3.24                          Directors and Officers

Section 3.25                          Customers and Suppliers

Section 3.26                          Related Party Transactions

Section 3.27                          Brokers

Section 3.28                          No Other Representations and Warranties

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER

Section 4.01                          Organization and Authority of Buyer

Section 4.02                          No Conflicts; Consents

Section 4.03                          Investment Purpose

Section 4.04                          Legal Proceedings

Section 4.05                          Brokers

ARTICLE V COVENANTS

Section 5.01                          Conduct of Business Prior to the Closing

Section 5.02                          Access to Information

Section 5.03                          Supplement to Disclosure Schedules

Section 5.04                          Notice of Certain Events

Section 5.05                          Resignations

Section 5.06                          Confidentiality

Section 5.07                          Non-competition

Section 5.08                          Governmental Approvals and Consents

Section 5.09                          Books and Records

Section 5.10                          Closing Conditions

Section 5.11                          Public Announcements

Section 5.12                          Further Assurances

Section 5.13                          Exclusivity

Section 5.14                          Letters of Credit

Section 5.15                          Tax Returns

Section 5.16                          Material Contracts

ARTICLE VI TAX MATTERS

Section 6.01                          Tax Covenants

Section 6.02                          Tax Indemnification

Section 6.03                          Straddle Period

Section 6.04                          Section 338(h)(10) Election

Section 6.05                          Contests

Section 6.06                          Cooperation and Exchange of Information

Section 6.07                          Tax Treatment of Indemnification Payments

Section 6.08                          Survival

Section 6.09                          Overlap

ARTICLE VII CONDITIONS TO CLOSING

Section 7.01                          Conditions to Obligations of Buyer

Section 7.02                          Conditions to Obligations of Seller

ARTICLE VIII INDEMNIFICATION

Section 8.01                          Survival

Section 8.02                          Indemnification By Seller

Section 8.03                          Indemnification By Buyer

Section 8.04                          Certain Limitations

Section 8.05                          Indemnification Procedures

Section 8.06                          Payments

Section 8.07                          Tax Treatment of Indemnification Payments

Section 8.08                          Exclusive Remedies

ARTICLE IX TERMINATION

Section 9.01                          Termination

Section 9.02                          Effect of Termination

ARTICLE X MISCELLANEOUS

Section 10.01                          Expenses

Section 10.02                          Notices

Section 10.03                          Interpretation

Section 10.04                          Headings

Section 10.05                          Severability

Section 10.06                          Entire Agreement

Section 10.07                          Successors and Assigns

Section 10.08                          No Third-party Beneficiaries

Section 10.09                          Amendment and Modification; Waiver

Section 10.10                          Governing Law

Section 10.11                          Specific Performance

Section 10.12                          Counterparts

Section 10.13                          Waiver of Jury Trial

10727826_4

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of October 31, 2012, is entered into by and among ASTEC INDUSTRIES, INC., a Tennessee corporation (“Seller”), AMERICAN AUGERS, INC., a Delaware corporation (the “Company”), and THE CHARLES MACHINE WORKS, INC., an Oklahoma corporation (“Buyer”).

RECITALS

WHEREAS, Seller owns all of the issued and outstanding shares of capital stock (the “Shares”) of the Company (the “Company”); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

The following terms have the meanings specified or referred to in this Article I:

“Accounting Referee” has the meaning set forth in Section 6.01(c).

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Group” means any affiliated group within the meaning of Code §1504(a) or any similar group defined under a similar provision of state, local, or non-U.S. law.

“Agreement” has the meaning set forth in the preamble.

“Allocation Schedule” has the meaning set forth in Section 6.04(b).

“Annual Financial Statements” has the meaning set forth in Section 3.06.

“Balance Sheet” has the meaning set forth in Section 3.06.

“Balance Sheet Date” has the meaning set forth in Section 3.06.

“Benefit Plan” has the meaning set forth in 0.

“Business” means the manufacturing, distribution, marketing, sale and servicing of auger boring machines, maxi-rig directional drills, mid-sized directional drills, mud pumps and cleaning systems and related tooling and accessories, but not including the Excluded Business.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Oklahoma City, Oklahoma are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Indemnitees” has the meaning set forth in Section 8.02.

“Buyer’s Accountants” means Grant Thornton LLP.

“Closing” has the meaning set forth in Section 2.05.

“Closing Date” has the meaning set forth in Section 2.05.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in Section 3.03(a).

“Company” has the meaning set forth in the recitals.

“Company Debt” means any (a) Liability of the Company (i) for outstanding amounts relating to borrowed money (including the current portion thereof and any accrued interest), (ii) for the payment of money relating to leases that are required to be classified as capitalized lease obligations in accordance with GAAP, in each case, as of the close of business on the day immediately preceding the Closing Date, (iii) issued or assumed as the deferred purchase price of property and all conditional sale obligations, or (iv) for pension payments and (b) all obligations of the type referred to in clause (a) of any Persons the payment for which the Company is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations, and (c) all obligations of the type referred to in clauses (a) and (b) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance on any property or asset of the Company (whether or not such obligation is assumed by the Company).

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Direct Claim” has the meaning set forth in Section 8.05(c).

“Disputed Amounts” has the meaning set forth in Section 2.04(b)(iii).

“Dollars or $” means the lawful currency of the United States.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, preference, priority, security interest, mortgage, easement, limitation, commitment, encroachment, right of way, right of first refusal, or restriction of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection, investigation, restoration, or reclamation of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the Release, presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Estimated Purchase Price” has the meaning set forth in Section 2.02.

“Excluded Business” has the meaning set forth in Section 2.06.

“Final Balance Sheet” has the meaning set forth in Section 2.04(a).

“Final Purchase Price” has the meaning set forth in Section 2.04(a).

“Financial Statements” has the meaning set forth in Section 3.06.

“Fundamental Representation” has the meaning set forth in Section 8.01.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Indemnified Party” has the meaning set forth in Section 8.04.

“Indemnifying Party” has the meaning set forth in Section 8.04.

“Independent Accountants” has the meaning set forth in Section 2.04(b).

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world:  (a) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights, including all applications and registrations, and works of authorship, whether or not copyrightable; (c) trade secrets and confidential know-how; (d) patents and patent applications; (e) websites and internet domain name registrations; and (f) all other intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing.

“Intellectual Property Licenses” means all licenses, sublicenses and other agreements by or through which other Persons, including Seller’s Affiliates, grant Seller exclusive or non-exclusive rights or interests in or to any Intellectual Property that is used exclusively in connection with the Business.

“Intellectual Property Registrations” means all Intellectual Property related to the Business that is subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names, and copyrights, issued and reissued patents and pending applications for any of the foregoing.

“Interim Balance Sheet” has the meaning set forth in Section 3.06.

“Interim Balance Sheet Date” has the meaning set forth in Section 3.06.

“Interim Financial Statements” has the meaning set forth in Section 3.06.

“Inventory” shall mean all of the inventory owned by the Company, whether located at the Company’s business premises, in transit, or located elsewhere, including finished goods and consigned goods, work in process, and raw materials.

“Knowledge of Seller or Seller’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of those Persons listed on Schedule 1.01(a) and the knowledge such Persons would acquire after a reasonably diligent inquiry into the fact or matter in question.

“Known Actions” has the meaning set forth in Section 3.16(a).

“Known Judgments” has the meaning set forth in Section 3.16(b).

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” has the meaning set forth in Section 3.07.

“Losses” means actual out-of-pocket losses, damages of any kind, awards, losses, liabilities, judgments, obligations, assessments, fines, sanctions, penalties, charges, costs,  expenses, payments, all interest thereon (including court costs, costs of defense, and reasonable attorneys’ fees, accountants and other professional advisors) and all amounts paid incident to any compromise or settlement of any claim, lawsuit or arbitration.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, or (b) the ability of Seller to consummate the transactions contemplated hereby.

“Material Contracts” has the meaning set forth in Section 3.09(a).

“October Balance Sheet” has the meaning set forth in Section 2.02.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” has the meaning set forth in Section 3.10(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Post-Closing Adjustment” has the meaning set forth in Section 2.04(a).

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Post-Closing Taxes” means Taxes of the Company for any Post-Closing Tax Period.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Pre-Closing Taxes” means Taxes of the Company for any Pre-Closing Tax Period.

“Purchase Price” has the meaning set forth in Section 2.02.

“Purchase Price Formula” has the meaning set forth in Section 2.02.

“Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.

“Release” means any actual or threatened release, spilling, leaking, emitting, discharging, dumping, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Sale” has the meaning set forth in Section 5.13.

“Section 338(h)(10) Election” has the meaning set forth in Section 6.04(a).

“Seller” has the meaning set forth in the preamble.

“Seller Indemnitees” has the meaning set forth in Section 8.03.

“Seller Release” means an agreement executed and delivered by Seller at the Closing releasing Buyer and the Company from any Action Seller may have resulting from Seller’s (i) status as a holder of equity interests in the Company or (ii) arising prior to the Closing with respect to any employment, service, consulting or other similar agreement entered into by Seller with the Company.

“Seller’s Accountants” means Ernst & Young, LLP.

“Shares” has the meaning set forth in the recitals.

“Straddle Period” has the meaning set forth in Section 6.03.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, business or commercial activity, capital stock, franchise, registration, value added, alternative or add-on minimum, profits, license, lease, service, service use, withholding, payroll, employment, social security (or similar), unemployment, disability, estimated, excise, severance, environmental (including taxes under Code  § 59A), stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, and specifically including without limitation, any amounts payable under the Foreign Account Tax Compliance Act, together with any interest, additions or penalties with respect thereto, whether disputed or not, and any interest in respect of such additions or penalties.

“Tax Claim” has the meaning set forth in Section 6.05.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes or as required by the Foreign Account Tax Compliance Act, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” has the meaning set forth in Section 8.05(a).

“Top Customer” has the meaning set forth in Section 3.25(a).

“Top Supplier” has the meaning set forth in Section 3.25(b).

“Transaction Documents” means this Agreement, and any other document, instrument, or agreement to be entered into by any of the parties in connection with the transactions contemplated by this Agreement.

ARTICLE II

Purchase and sale

Section 2.01 Purchase and Sale

.  Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares, free and clear of all Encumbrances, for the consideration specified in Section 2.02.

Section 2.02 Purchase Price

.  The aggregate purchase price for the Shares shall equal the amount determined pursuant to the following formula (the “Purchase Price Formula”): (i) the net book value of the assets of the Company that are related to the Business, determined in accordance with GAAP, less (ii) accounts payable of the Company that are related to the Business, less (iii) accrued warranty expense related to the Business, less (iv) other accrued items related to the Business including customer deposits, vacation pay, sales and use tax, and sales commissions, plus (v) $6,000,000.00, all determined as of the Closing Date  (the “Purchase Price”) and subject to the post-closing adjustment pursuant to Section 2.04 hereof. An illustration of how the Purchase Price shall be calculated is reflected on Schedule 2.02, which shows the calculation as of September 30, 2012 which would have resulted in a Purchase Price of $46,787,288.  The Purchase Price shall be estimated at the Closing (the “Estimated Purchase Price”) based on the Company’s balance sheet as of October 31, 2012 (the “October Balance Sheet”) using the Purchase Price Formula, and shall be adjusted subsequent to Closing pursuant to Section 2.04.  The October Balance Sheet shall be prepared using the same accounting methods, practices, principles, policies and procedures that were used in the preparation of the Interim Balance Sheet.  The Estimated Purchase Price shall be determined without taking into account (i) any amounts reflected on the October Balance Sheet as “Advances from Corporate,” “Intercompany Payables,” or Intercompany Receivables,” which amounts shall be satisfied at or prior to Closing pursuant to Section 2.07 of this Agreement. In the event that a Section 338(h)(10) election is made, the parties agree to allocate the Purchase Price for tax purposes as provided in Section 6.04(b).

Section 2.03 Transactions to be Effected at the Closing

.

(a) At the Closing, Buyer shall deliver to Seller:

(i) The Estimated  Purchase Price by wire transfer of immediately available funds to an account of Seller designated in writing by Seller to Buyer no later than two (2) Business Days prior to the Closing Date; and

(ii) the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to Section 7.02 of this Agreement.

(b) At the Closing, Seller shall deliver to Buyer:

(i) stock certificates evidencing the Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required stock transfer tax stamps affixed thereto; and

(ii) the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Seller at or prior to the Closing pursuant to Section 7.01 of this Agreement.

Section 2.04 Post-Closing Adjustment

.

(a) Post-Closing Adjustment.

(i) Within 45 days after the Closing Date, Seller shall prepare and deliver to Buyer a balance sheet of the Company as of the Closing Date (the “Final Balance Sheet”) and a final calculation of the  Purchase Price based on the Final Balance Sheet (the “Final Purchase Price”).  The Final Balance Sheet shall be prepared using the same accounting methods, practices, principles, policies and procedures that were used in the preparation of the Interim Balance Sheet and the October Balance Sheet.  The Final Purchase Price shall be determined using the Purchase Price Formula and in the same manner as the Estimated Purchase Price was determined.  In connection with the preparation of the Final Balance Sheet, the parties, through their respective representatives, shall perform a physical count of the Inventory in an agreed upon manner to determine the net book value of the Inventory to be reflected on the Final Balance Sheet.  Buyer shall provide such cooperation to Seller as may be reasonably required to complete the Final Balance Sheet which may include access to the Company’s employees and books and records in a manner that will not unreasonably interfere with the Company’s business.

(ii) The post-closing purchase price adjustment shall be in an amount equal to the Final Purchase Price minus the Estimated Purchase Price (the “Post-Closing Adjustment”). If the Post-Closing Adjustment is a positive number, Buyer shall pay to Seller an amount equal to the Post-Closing Adjustment. If the Post-Closing Adjustment is a negative number, Seller shall pay to Buyer an amount equal to the Post-Closing Adjustment.

(b) Examination and Review.

(i) Examination. After receipt of the Final Balance Sheet, Buyer shall have 45 days (the “Review Period”) to review the Final Balance Sheet and Seller’s calculation of the Final Purchase Price.  During the Review Period, Buyer and Buyer’s Accountants shall have full access to the books and records of the Company and the personnel of, and work papers prepared by, Seller and/or Seller’s Accountants, to the extent that they relate to the Final Balance Sheet and the calculation of the Final Purchase Price, as Buyer may reasonably request for the purpose of reviewing the Final Balance Sheet and to prepare a Statement of Objections (defined below).

(ii) Objection. On or prior to the last day of the Review Period, Buyer may object to the Final Balance Sheet and the Final Purchase Price by delivering to Seller a written statement setting forth Buyer’s objections in reasonable detail, indicating each disputed item or amount and the basis for Buyer’s disagreement therewith (the “Statement of Objections”). If Buyer fails to deliver the Statement of Objections before the expiration of the Review Period, the Final Balance Sheet and the Final Purchase Price shall be deemed to have been accepted by Buyer. If Buyer delivers the Statement of Objections before the expiration of the Review Period, Buyer and Seller shall negotiate in good faith to resolve such objections within 30 days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Final Balance Sheet and the Final Purchase Price with such changes as may have been previously agreed in writing by Buyer and Seller, shall be final and binding.

(iii) Resolution of Disputes. If Seller and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to an independent regional or national accounting firm agreed upon by the parties (the “Independent Accountants”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Final Balance Sheet and the Final Purchase Price utilizing the same accounting methods as were used in the preparation of the October Balance Sheet and the determination of the Estimated Purchase Price.  The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountants shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Final Balance Sheet and the Statement of Objections, respectively.

(iv) Fees of the Independent Accountants. Seller and Buyer shall each pay one-half (1/2) of the fees and expenses of the Independent Accountants.

(v) Determination by Independent Accountants. The Independent Accountants shall make a determination as soon as practicable within 30 days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Final Balance Sheet and/or the Final Purchase Price shall be conclusive and binding upon the parties hereto.

(vi) Payments of Post-Closing Adjustment. Except as otherwise provided herein, any payment of the Post-Closing Adjustment shall (A) be due (x) within five Business Days of acceptance of the Final Balance Sheet and the Final Purchase Price or (y) if there are Disputed Amounts, then within five (5) Business Days of the resolution described in clause (v) above; and (B) be paid by wire transfer of immediately available funds to such account as is directed by Buyer or Seller, as the case may be.

(c) Adjustments for Tax Purposes. Any payments made pursuant to Section 2.04 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

Section 2.05 Closing

. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at a time and place agreed upon by the parties, on the second Business Day after all of the conditions to Closing set forth in Article VII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date”.

Section 2.06 Excluded Business

.  Prior to Closing, Seller shall cause the Company to transfer to an Affiliate all finished goods, work in process, accounts receivable, raw materials and intellectual property used solely in connection with or arising from the Company’s production and sale of vertical directional drill systems (the “Excluded Business”), and such Affiliate shall assume all products liability, warranty liability and liability for customer deposits with respect to the Excluded Business.

Section 2.07 Intercompany Receivables and Payables

.  All amounts owing by Seller or its Affiliates to the Company shall be satisfied at or prior to Closing.  All amounts owing by the Company to Seller (including those reflected on the Interim Balance Sheet as “Advances from Corporate” and “Intercompany Payables”) shall be contributed to the capital of the Company at closing and the Company shall have no further obligation with respect to such amounts.  All amounts owing by the Company to other affiliates of the Company shall be assumed by Seller and contributed to the capital of the Company at closing.  All Company Debt shall be satisfied by Seller at or prior to the Closing Date.

Section 2.08 Mud Pump and Cleaning Systems

.  The assets of the Company include its mud pump and cleaning systems technology and products.  It is the intent and agreement of the parties that the currently existing technology related to the mud pump and cleaning systems will be shared and that the Company will have exclusive use of it in the HDD/utility market and that Seller or an Affiliate of Seller will have exclusive use of it in the oil and gas market, but that neither will employ such technology in the other’s market for a period of five (5) years after the Closing Date.  Prior to Closing, the Company will produce a copy of the drawings for this technology and transfer it to Seller.

ARTICLE III

Representations and warranties of seller

Except as set forth in the Schedules attached hereto, Seller and the Company jointly and severally represent and warrant to Buyer that the statements contained in this Article III are true and correct on the date hereof and will be true and correct on the Closing Date except to the extent disclosed in an update to a Schedule.  Any matter disclosed in any Schedule shall be deemed to have been disclosed in all applicable Schedules.

Section 3.01 Organization and Authority of Seller

.  Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of Tennessee. Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.02 Organization, Authority and Qualification of the Company

.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Schedule 3.02 sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. All corporate actions taken by the Company in connection with this Agreement and the other Transaction Documents will be duly authorized on or prior to the Closing.

Section 3.03 Capitalization

.

(a) The authorized capital stock of the Company includes 2,200 shares of Class A Common Stock (“Common Stock”), of which 1,335 shares are issued and outstanding and constitute the Shares.  The Company has the following additional capital stock authorized, of which no shares are outstanding:  350 Class A Cumulative Convertible Preferred Shares, 350 Class B Cumulative Convertible Preferred Shares, 3,800 Class C Cumulative Non-Convertible Preferred Shares, and 800 Class B Common Shares.  All of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Shares, free and clear of all Encumbrances.  There are no shares of Common Stock of the Company outstanding except for the Shares.

(b) All of the Shares were issued in compliance with applicable Laws. None of the Shares were issued in violation of any agreement, arrangement or commitment to which Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(c) There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. The Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.  There is no capital stock of the Company outstanding except for the Shares

Section 3.04 No Subsidiaries

.  The Company does not own, or have any interest in any shares or have an ownership interest in any other Person.

Section 3.05 No Conflicts; Consents

.  The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Seller or the Company; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller or the Company; or (c) except as set forth in Schedule 3.05, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Seller or the Company is a party or by which Seller or the Company is bound or to which any of their respective properties and assets are subject (including any Material Contract). No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller or the Company in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 3.06 Financial Statements

.  Complete copies of the Company’s unaudited financial statements consisting of the balance sheet of the Company as of December 31 in each of the years 2009, 2010, and 2011 and the related statements of income and retained earnings and stockholders’ equity for the years then ended (the “Annual Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Company as of September 30, 2012 and the related statements of income and retained earnings and stockholders’ equity for the nine- month period then ended (the “Interim Financial Statements” and together with the Annual Financial Statements, the “Financial Statements”) have been delivered to Buyer, copies of which are set forth on Schedule 3.06. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Annual Financial Statements to the following: (i) provisions for federal income taxes are excluded from the income statements, (ii) current year federal income tax assets and liabilities and deferred federal income tax assets and liabilities are excluded from the balance sheets; (iii) the effect of the current year’s federal income tax provision is excluded from equity on the balance sheets and from the statements of retained earnings; (iv) interest and management fees charged by Astec, Inc. are excluded from the income statements; (v) current year accruals for interest and management fees charged by Seller are excluded from the balance sheets; (vi) the effect of the current year’s interest and management fees charged by  Seller are excluded from equity on the balance sheets and from the statements of retained earnings; and (vii) the absence of GAAP mandated footnotes; and in the case of the Interim Financial Statements, to the absence of normal and recurring year-end adjustments.  The Financial Statements are based on the books and records of the Company, and fairly present (in all material respects) the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of December 31, 2011 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of the Company as of September 30, 2012 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”.  The Company maintains a standard system of accounting and controls established and administered in accordance with GAAP.

Section 3.07 Undisclosed Liabilities

. To Seller’s Knowledge, the Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are adequately reflected or reserved against in the Interim Balance Sheet as of the Interim Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 3.08 Absence of Certain Changes, Events and Conditions

.  Since the Interim Balance Sheet Date, the Company has operated in the ordinary course of business consistent with past practice.  Without limitation, since the Interim Balance Sheet Date there has not been, with respect to the Company, any:

(a) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) amendment of the charter, by-laws or other organizational documents of the Company;

(c) split, combination or reclassification of any shares of its capital stock;

(d) issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(e) declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(f) material change in any method of accounting or accounting practice of the Company;

(g) incurrence, assumption or guarantee of any indebtedness for borrowed money;

(h) transfer, assignment or grant of any license or sublicense of any rights under or with respect to any Intellectual Property;

(i) damage, destruction or loss (whether or not covered by insurance) to its property;

(j) any capital investment in, or any loan to, any other Person;

(k) acceleration, termination, material modification to or cancellation of any Material Contract;

(l) any material capital expenditures;

(m) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements;

(n) any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders, directors, officers and employees;

(o) entry into a new line of business or abandonment or discontinuance of existing lines of business other than the Excluded Business;

(p) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; or

(q) any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.09 Material Contracts

.

(a) Schedule 3.09(a) lists each of the following Contracts of the Company (such Contracts, together with all Contracts concerning the occupancy, management or operation of any Real Property and all Contracts relating to Intellectual Property being referred to herein as “Material Contracts”):

(i) all purchase and sales orders;

(ii) all Contracts that require the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(iii) all Contracts that provide for the indemnification by the Company of any Person or the assumption of any Tax, environmental or other Liability of any Person;

(iv) all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(v) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which the Company is a party;

(vi) all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancellable without material penalty or without more than ninety (90) days’ notice;

(vii) except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees) of the Company or which purports to create an Encumbrance on any assets of the Company;

(viii) all Contracts with any Governmental Authority to which the Company is a party;

(ix) all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(x) any Contracts to which the Company is a party that provide for any joint venture, partnership or similar arrangement by the Company;

(xi) all Contracts between or among the Company on the one hand and Seller or any Affiliate of Seller (other than the Company) on the other hand;

(xii) any other Contract that is material to the Company and not previously disclosed pursuant to this Section 3.09;

(xiii) any material license of Intellectual Property except for licenses implied by the sale of goods and licenses to software generally commercially available;

(xiv) any Contract providing for severance, retention, change in control or other similar payments or benefits, with the amount of such payments or benefits set forth on Schedule 3.09(a)(xv);

(xv) any Contract pursuant to which the Company leases or rents any personal property from any other Person; and

(xvi) any Contract pursuant to which the Company leases or rents any personal property to any other Person.

(b) Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to Seller’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract. To Seller’s Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

Section 3.10 Title to Assets; Real Property

.

(a) The Company has good and valid (and, in the case of owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all Real Property and tangible personal property reflected in the Interim Balance Sheet or acquired after the Interim Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):

(i) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures and for which there are adequate accruals or reserves on the Balance Sheet;

(ii) mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent; or

(iii) easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property or that do not materially prevent or restrict the operations of the Company at the Real Property.

(iv) equipment leases with third parties entered into in the ordinary course of business consistent with past practice; or

(v) Encumbrances of record with respect to the Real Property.

(b) Schedule 3.10(b) lists (i) the street address of each parcel of Real Property; (ii) if such property is leased or subleased by the Company, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. To Seller’s Knowledge, the use and operation of the Real Property in the conduct of the Company’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. There are no Actions pending nor, to the Seller’s Knowledge, threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

Section 3.11 Condition And Sufficiency of Assets

.  To Seller’s Knowledge, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Company, together with all other properties and assets of the Company, are sufficient for the continued conduct of the Company’s business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Company as currently conducted.  To Seller’s Knowledge all such property and assets are in good repair and working condition and have been maintained in accordance with industry standards.

Section 3.12 Intellectual Property

. Schedule 3.12 lists all Intellectual Property owned or used by the Company in connection with the Business, including Intellectual Property Registrations and Intellectual Property Licenses. Except as set forth in Schedule 3.12, Seller owns or has the right to use all Intellectual Property necessary to conduct the Business as currently conducted without payment of any amount. other than license, filing, continuation, renewal or maintenances fees, taxes and similar charges. Except as set forth in Schedule 3.12, to Seller’s Knowledge:  (i) Seller’s conduct of the Business as currently conducted does not infringe, violate, dilute or misappropriate the Intellectual Property of any Person; and (ii) no Person is infringing, violating, diluting or misappropriating any Intellectual Property Assets.

Section 3.13 Inventory

.  All finished goods inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Company free and clear of all Encumbrances, and no inventory is held on a consignment basis. To Seller’s Knowledge, the quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

Section 3.14 Accounts Receivable

. Except as set forth on Schedule 3.14, the accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the date thereof have arisen from bona fide transactions entered into by the Company involving sales of goods actually made or the rendering of services actually performed in the ordinary course of business consistent with past practice, and are not owing by Affiliates of the Company.  There are no material disputes with respect to any of the accounts receivable reflected on the Interim Balance Sheet that have not been reserved for on the Financial Statements. Schedule 3.14 includes a true and complete listing of the accounts receivable of the Company.

Section 3.15 Insurance

.  Schedule 3.15 contains an accurate and complete list of all policies of fire and other casualty, auto liability, general liability, theft, workers’ compensation, directors and officers, business interruption and other forms of insurance owned or held by the Company, specifying the insurer, the policy number, the term of the coverage.  All present policies are in full force and effect.  The Company has not received any notice from any insurer under such policies of any cancellations, or material premium increases with respect to such policies. Schedule 3.15 lists each claim made against the Company’s insurance policies with respect to the Business since December 31, 2009.

Section 3.16 Legal Proceedings; Governmental Orders

.

(a) Except for the items listed on Schedule 3.16(a) (the “Known Actions”), there are no Actions pending or, to Seller’s Knowledge, threatened (a) against or by the Company affecting any of its properties or assets (or by or against Seller or any Affiliate thereof and relating to the Company); or (b) against or by the Company, Seller or any Affiliate of Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(b) Except for the items listed on Schedule 3.16(b) (the “Known Judgments”), there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets.

Section 3.17 Compliance With Laws; Permits

.

(a) To Seller’s Knowledge, the Company has complied, and is now complying, with all Laws applicable to it or the Business.

(b) Schedule 3.17(b) lists all current Permits (other than Environmental Permits) issued to the Company, including the names of the Permits and their respective dates of issuance and expiration. All Permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect and do not contain any adverse modifications.  The Company is in full compliance with the terms and requirements of all such Permits.

(c) Neither the Company, nor any of its officers, directors, agents, employees or any other Persons acting on its behalf has made or accepted any payment, compensation, or gift in violation of the United States Foreign Corrupt Practices Act or any similar Law of any foreign jurisdiction.

10727826_4

Section 3.18 Environmental Matters

.

(a) The Company is currently and has been in compliance with all Environmental Laws and has not, and the Seller has not, received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b) The Company has obtained and is in material compliance with all Environmental Permits (each of which is disclosed in Schedule 3.18(b) necessary for the ownership, lease, operation or use of the business or assets of the Company and all such Environmental Permits are in full force and effect, and shall be maintained in full force and effect by Seller through the Closing Date in accordance with Environmental Law, and neither Seller nor the Company is aware of any condition, event or circumstance that might prevent or impede, after the Closing Date, the ownership, lease, operation or use of the business or assets of the Company as currently carried out.

(c) There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of the Company or any real property currently or formerly owned, operated or leased by the Company, and neither the Company nor Seller has received an Environmental Notice that any real property currently or formerly owned, operated or leased in connection with the business of the Company (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Seller or the Company.

(d) Schedule 3.18(d) contains a complete and accurate list of all active or abandoned aboveground or underground storage tanks owned or operated by the Company.

(e) Neither Seller nor the Company has retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under Environmental Law.

Section 3.19 Employee Benefit Matters

.

(a) Schedule 3.19(a) contains a true and complete list of each pension, benefit, retirement, compensation, profit-sharing, deferred compensation, incentive, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of §3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Company, or any entity, trade or business that is a member of a group described in §414(b),(c), (m) or (o) of the Code that includes the Company (an “ERISA Affiliate”), for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Company or any spouse or dependent of such individual, or under which the Company has or may have any Liability, or with respect to which Buyer or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise (as listed on Schedule 3.19(a), each, a “Benefit Plan”).

(b) Except as set forth in Schedule 3.19(b), each Benefit Plan has been established, administered and maintained in accordance with its terms and in compliance with all applicable Laws (including ERISA and the Code), and all required filings with respect to such Benefit Plans have been made on a timely basis.

(c) No Benefit Plan is subject to Title IV of ERISA or §412 of the Code, or is a multi-employer plan within the meaning of §3(37)(A) of ERISA.

(d) None of the Benefit Plans promises or provides health, life or other welfare benefits to retirees or former employees, or severance benefits, except as required by Code §4980B, §601 through §609 of ERISA, or comparable state statutes which provide for continuing health care coverage.

(e) With respect to each Benefit Plan that is intended to be qualified under §401(a) of the Code and trust intended to be exempt from tax pursuant to §501(a) of the Code, such Benefit Plan and/or trust is subject to a currently effective favorable determination, notification, advisory or opinion letter, as applicable, as to its qualification status from the Internal Revenue Service or still has a remaining period of time to obtain such a determination from the Internal Revenue Service under applicable Treasury regulations.  To Seller’s Knowledge, no reason exists that would cause such qualified status to be revoked for any period.

(f) There are no Actions pending or, to Seller’s Knowledge, threatened by the IRS or Department of Labor with respect to any of the Benefit Plans.  Neither the Company (and any Person who the Company has an obligation to indemnify) nor any ERISA Affiliate has engaged in any transactions with respect to any Benefit Plan that would reasonably be expected to subject the Company to a material Tax, penalty or Liability imposed by §4975 of the Code or §406 or §407 of ERISA.

(g) All contributions, reserves or premiums payments required to be made by the Company or an ERISA Affiliate under the terms of any Benefit Plan have been timely made or have been reflected in the Financial Statements.

(h) Except as disclosed on Schedule 3.19(h), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by the Sellers or in connection with any other event will (i) result in any payment (including any severance or unemployment compensation) becoming due from the Company or any ERISA Affiliate under any of the Benefit Plans, (ii) increase any benefits otherwise payable under any of the Benefit Plans, or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any extent.  No obligation exists under any Benefit Plan or otherwise to make a payment or transfer, accelerate a payment or transfer, or provide any other benefit that would constitute an “excess parachute payment” under §280G of the Code.

(i) Except as disclosed on Schedule 3.19(i), each Benefit Plan, or Company’s participation in a Benefit Plan, can be terminated without further liability to Company.

(j) Each Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in §409A(d)(1) of the Code) is in compliance with Code §409A and the rules and regulations issued thereunder as to both form and operation.  The Company is not a party to, and is not otherwise obligated under, any contract, plan or arrangement that provides for the gross-up of the Tax imposed by §409A(a)(1)(B) of the Code.

Section 3.20 Employment Matters

.

(a) Section 3.20(a) of the Disclosure Schedules contains a list of all persons who are employees, independent contractors or consultants of the Company as of the date hereof, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. Except as set forth in Schedule 3.20(a), as of the date hereof, all compensation, including wages, commissions and bonuses, payable to employees, independent contractors or consultants of the Company for services performed on or prior to the date hereof have been paid in full (or accrued in full on the final balance sheet used to calculate the Purchase Price) and there are no outstanding agreements, understandings or commitments of the Company with respect to any compensation, commissions or bonuses.

(b) The Company is not, and has not been for the past five (5) years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been for the past five (5) years, any Union representing or purporting to represent any employee of the Company, and, to Seller’s Knowledge, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. Except as set forth in Schedule 3.20(a), since September 20, 1999, there has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Company or any of its employees.

Section 3.21 Taxes

.  Except as set forth in Schedule 3.21:

(a) All Tax Returns required to be filed on or before the Closing Date by the Company have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been, or will be, timely paid, even if another party has contractually agreed to pay such Tax.  The Company is not currently the beneficiary of any extension of time within which to file any Tax Return except as permitted by Law.  The Affiliated Group of which the Seller is the common parent has filed all income Tax Returns that it was required to file for each taxable period during which the Company (or any predecessor of the Company) was a member of the group and to the Knowledge of Seller, all such Tax Returns were correct and complete and were prepared in compliance with applicable laws and regulations (i) in all respects in so far as they relate to the Company and (ii) in all material respects in so far as the do not relate to the Company.  All income Taxes owed by the Affiliated Group of which the Seller is the common parent (whether or not shown on any Tax Return) have been paid for each taxable period during which the Company (or any predecessor of the Company) was a member of the group.

(b) The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.  To the Seller’s Knowledge, the Company has complied in all respects with the Foreign Account Tax Compliance Act.  All Tax elections of the Company have been timely and properly made.

(c) Seller has not received notice of any claim by any taxing authority in any jurisdiction where the Company does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction.

(d) No Tax Returns have been audited.  There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company.

(e) To the Knowledge of Seller, the amount of the Company’s Liability for unpaid Taxes for all periods ending on or before the Interim Balance Sheet Date does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Interim Financial Statements.  To the Knowledge of Seller, the amount of the Company’s Liability for unpaid Taxes for all periods following the end of the recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Company (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years).

(f) Seller is not a “foreign person” as that term is used in Treasury Regulations §1.1445-2. The Company is not, nor has it been, a United States real property holding corporation (as defined in §897(c)(2) of the Code) during the applicable period specified in §897(c)(1)(a) of the Code.

(g) The Company is not a party to any venture, partnership, contract or arrangement under which it could be treated as a party for federal income tax purposes; the Company does not have a permanent establishment located in any tax jurisdiction other than the United States and is not liable for the payment of Taxes levied by any jurisdiction located outside the United States.  No state of facts exists or has existed that would constitute grounds for the assessment of Tax liability against the Company with respect to any period that has not been audited by the IRS or other taxing authority. All transactions that could give rise to an understatement of federal income Tax (within the meaning of §6662 of the Code or any predecessor provision thereof) have been adequately disclosed on the Company’s Tax Returns in accordance with §6662(d)(2)(B) of the Code or any predecessor provision thereof.

(h) There is no material dispute or claim concerning any Tax Liability of the Company or of any Affiliated Group for any taxable period during which the Company was a member of the group either (i) claimed or raised by any Governmental Authority or (ii) as to which Seller, and Seller’s directors and officers has knowledge based on personal contact with any agent of such Governmental Authority.  The Company is not the recipient or the subject of any private letter ruling from the IRS.

(i) The Company is not a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code §280G (or any corresponding provision of state, local, or non-U.S. Tax law) in connection with the transactions contemplated by this Agreement.

(j) The Company has not been a member of an Affiliated Group filing a consolidated federal income Tax Return other than a group the common parent of which is Seller.

(k) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing as a result of any:

(i) change in method of accounting for a taxable period ending on or prior to the Closing;

(ii) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law);

(iii) intercompany transactions or any excess loss account described in Treasury Regulation under Code §1502 (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law);

(iv) installment sale or open transaction disposition made on or prior to the Closing;

(v) prepaid amount received on or prior to the Closing; or

(vi) election under Code §108(i).

(l) Within the past three (3) years, the Company has not distributed stock of another Person or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or Code §361.  The Company has not engaged in any transaction described in Code §368 or Code §332.

(m) The Company has not been a party to any “listed transaction” as defined in Code §6707A(c)(2) and Treasury Regulation §1.6011-4(b)(2).

(n) Seller has filed a consolidated federal income Tax Return with the Company for the taxable year immediately preceding the current taxable year and is eligible to make a Code §338(h)(10) election.

(o) Neither Seller nor Seller’s directors, officers, or any employee responsible for tax matters of Seller and its subsidiaries expects any Government Authority to assess any additional income Taxes against the Affiliated Group of which the Seller is the common parent for any taxable period during which the Company was a member of the group.  The Affiliated Group of which the Seller is the common parent has not waived any statute of limitations in respect of any income Taxes or agreed to any extension of time with respect to a material income Tax assessment or deficiency for any taxable period during which the Company was a member of the group.

(p) The consummation of the transactions contemplated by this Agreement will not result in the recapture of any Tax benefit previously claimed by the Company.

Section 3.22 Books and Records

.  The minute books and stock record books of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. At the Closing, all of those books and records will be in the possession of the Company.

Section 3.23 Manufacturing and Marketing Rights

.  The Company has not granted to any Person any rights to manufacture, produce, assemble, license, distribute, market, or sell any products that are or were developed, manufactured, marketed or sold by the Company in connection with the Business, and Seller is not bound by any agreement that will affect Buyer’s right to develop, manufacture, assemble, distribute, market or sell such products after the Closing.

Section 3.24 Directors and Officers

.  Schedule 3.24 sets forth a true and complete list of each director and officer of the Company.

Section 3.25 Customers and Suppliers

.

(a) Schedule 3.25(a) sets forth a list of the five (5) largest customers in terms of the dollar value of goods and services sold by Seller relating to the operation of the Product Line during the twelve month period ended September 30, 2012 (each, a “Top Customer”).  Except as set forth in Schedule 3.25(a), there has not been in the 12-month period prior to the date hereof any adverse change in the business arrangement with, or in the business relationship or practice of Seller with respect to, any Top Customer.  To the Knowledge of Seller, no Top Customer will terminate its relationship with Seller or materially decrease its business with Seller as a result of the transactions contemplated by this Agreement or for any other reason.

(b) Schedule 3.25(b) sets forth a list of the five (5) largest suppliers in terms of the dollar value of goods and services purchased by Seller relating to the operation of the Product Line during the twelve month period ended September 30, 2012 (each, a “Top Supplier”).  Except as set forth in Schedule 3.25(b), there has not been in the 12-month period prior to the date hereof any adverse change in the business arrangement with, or in the business relationship or practice of Seller with respect to, any Top Supplier.  To the Knowledge of Seller, no Top Supplier will terminate its relationship with Seller or materially decrease its business with Seller as a result of the transactions contemplated by this Agreement or for any other reason.

Section 3.26 Related Party Transactions

.  Except as set forth in Schedule 3.26, the Company is not a party to any contract or arrangement with or indebted to any of its officers, directors or shareholders, their relatives or Affiliates, and none of such Persons is indebted to the Company or have any ownership interest in or any contractual relationship with any Person with which the Company is affiliated.

Section 3.27 Brokers

.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

Section 3.28 No Other Representations and Warranties

.  Except for the representations and warranties contained in this Article III (including the related portions of the Disclosure Schedules), neither Seller nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Buyer and its Representatives or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in law.

ARTICLE IV

Representations and warranties of buyer

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer

.  Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Oklahoma. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.02 No Conflicts; Consents

. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.03 Investment Purpose

.  Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.04 Legal Proceedings

.  There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 4.05 Brokers

.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

ARTICLE V

Covenants

Section 5.01 Conduct of Business Prior to the Closing

.  From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall, and shall cause the Company to, (a) conduct the business of the Company in the ordinary course of business consistent with past practice; (b) use reasonable best efforts to maintain and preserve intact the current organization, business and franchise of the Company and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Company, and (c) not to do anything described in Section 3.08.

Section 5.02 Access to Information

.  From the date hereof until the Closing, Seller shall, and shall cause the Company to, (a) afford Buyer and its Representatives full and free access to and the right to inspect all of the Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to the Company; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Company as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller and the Company to cooperate with Buyer in its investigation of the Company. Without limiting the foregoing, Seller shall permit Buyer and its Representatives to conduct environmental due diligence of the Company and the Real Property, including the collecting and analysis of samples of indoor or outdoor air, surface water, groundwater or surface or subsurface land on, at, in, under or from the Company and the Real Property. Any investigation pursuant to this Section 5.02 shall be conducted in such manner as not to unreasonably interfere unreasonably with the conduct of the business of Seller or the Company.

Section 5.03 Supplement to Disclosure Schedules

.  From the date of this Agreement until the Closing, Seller will give prompt notice to Buyer of (a) the occurrence, or non-occurrence, of any event, the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty of Seller contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Closing and (b) any failure to comply with or satisfy in any material respect any covenant, condition or agreement of Seller to be complied with or satisfied under this Agreement.  If any such event requires any change to the Schedules, Seller shall promptly deliver to Buyer a supplement to the Schedules specifying such change.  If Buyer elects to close the transactions contemplated by this Agreement notwithstanding any update to the Schedules, (a) such update shall be deemed to have modified the representations and warranties of Seller, as applicable, (b) Buyer shall have been deemed to have waived any condition to its obligation to close the transactions contemplated by this Agreement relating solely to such matter or circumstance, and (c) Buyer shall not be entitled to any indemnification with respect to the matter or circumstance described in such update.

Section 5.04 Notice of Certain Events

.  From the date hereof until the Closing, Seller shall promptly notify Buyer in writing of:  any fact, circumstance, event or action the existence, occurrence or taking of which (a) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Seller hereunder not being true and correct or (c) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.01 to be satisfied;

Section 5.05 Resignations

.  Seller shall deliver to Buyer written resignations, effective as of the Closing Date, of all the officers and directors of the Company.

Section 5.06 Confidentiality

.  From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that Seller can show that such information (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates or their respective Representatives; (b) is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation; or (c) is legally required to be disclosed by applicable Law or Governmental Order. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed, provided that Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

10727826_4

Section 5.07 Non-competition

.

(a) Noncompetition.  For a period of five (5) years after the Closing Date (the “Restricted Period”), neither Seller nor any Affiliate shall, and they shall cause their Affiliates not to, anywhere in the world, directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in the business of designing, manufacturing, distributing, marketing, or selling any product that competes directly with the Business (“Competing Business”), provided, however, that Seller may (i) purchase or otherwise acquire up to (but not more than) two percent (2%) of any class of the securities of any Person engaged in a Competing Business (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act, and (ii) advertise and sell the assets of the Excluded Business.

(b) Non-Solicitation.  During the Restricted Period, neither Seller nor any Affiliate shall, and they shall cause their Affiliates not to, (i) induce or attempt to induce or encourage others to induce or attempt to induce, any Person who is or during the Restricted Period becomes an employee of, consultant to or agent of the Company to terminate such Person’s employment with the Company (in the case of an employee) or cease providing its services to the Company (in the case of a consultant or agent); provided, that nothing herein shall restrict the Company or Seller or any affiliate from undertaking general solicitations through advertising or similar means which are not specifically directed at employees of, consultants to or agents of the Company or employing or engaging anyone who responds to such general solicitations; or (ii) induce or attempt to induce or encourage others to induce or attempt to induce any Person who is or during the Restricted Period becomes a customer, supplier, referral source, or key business relationship of the Company to cease doing business with the Company or otherwise materially alter their relationship with the Company or, in the case of referral sources, to refer their business to any Person engaged in the Competing Business (other than the Company), or, in the case of customers, to place their business with any Person engaged in the Competing Business (other than the Company).

(c) Non-Disparagement.  Seller agrees that during the Restricted Period they will not, either on their own account or directly or indirectly in conjunction with or on behalf of any other Person, disparage or otherwise speak or write negatively about Buyer or the Business or cause any other person to disparage or speak or write negatively about Buyer or the Business.

(d) Modification of Covenant.  If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Section 5.07(a) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 5.07 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. This Section 5.07 is reasonable and necessary to protect and preserve Buyer’s legitimate business interests and the value of the Assets and to prevent any unfair advantage conferred on Seller.

Section 5.08 Governmental Approvals and Consents

.  Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such party or any of its Affiliates; and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

Section 5.09 Books and Records

.

(a) In order to facilitate the resolution of any claims made against or incurred by Seller prior to the Closing, or for any other reasonable purpose, for a period of three (3) years after the Closing, Buyer shall:

(i) retain the books and records (including personnel files) of the Company relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Buyer; and

(ii) upon reasonable notice, afford the Representatives of Seller reasonable access (including the right to make, at Seller’s expense, photocopies), during normal business hours, to such books and records;

provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in Article VI.

(b) In order to facilitate the resolution of any claims made by or against or incurred by Buyer or the Company after the Closing, or for any other reasonable purpose, for a period of three (3) years following the Closing, Seller shall:

(i) retain the books and records (including personnel files) of Seller which relate to the Company and its operations for periods prior to the Closing; and

(ii) upon reasonable notice, afford the Representatives of Buyer or the Company reasonable access (including the right to make, at Buyer’s expense, photocopies), during normal business hours, to such books and records;

provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in Article VI.

(c) Neither Buyer nor Seller shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 5.09 where such access would violate any Law.

Section 5.10 Closing Conditions

.  From the date hereof until the Closing, each party hereto shall, and Seller shall cause the Company to, use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.

Section 5.11 Public Announcements

.  Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 5.12 Further Assurances

.  Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 5.13 Exclusivity

.  Seller agrees and covenant that until the Closing or until this Agreement expires or is terminated, neither Seller nor any of its Representatives will discuss, negotiate, or offer (or solicit offers) regarding a sale, transfer, or other disposition of the Shares or any merger, combination, restructuring, refinancing, or similar transaction involving Seller (a “Sale”) with another Person or provide any information to any other Person regarding the Shares or the Business.  Seller represents that it is not a party to or bound by any agreement with respect to a Sale except for this Agreement.  Seller will disclose to Buyer the existence or occurrence of any proposal or contract, whether written or oral, that it has received or may receive during the term of this Agreement with respect to any such Sale and shall furnish Buyer with copies of any such proposal or contract and any written communications and written summaries of any oral communications concerning a Sale.

Section 5.14 Letters of Credit

.  The Company is a party to a Contract for 500 Metric Ton HDD Rig, Model DD-1100RS of China Petroleum Pipeline Bureau (Contract No. HQCEC/CPP-2011-TA-0062) dated June 30, 2011 with China Huanqiu Contracting & Engineering Corporation (“Huanqiu”) for two set(s) of 500 metric ton HDD Rig, Model DD-1100RS for a purchase price of $5,100,000.  In connection with this contract, the Company has caused a letter of credit (Doc. Credit No. IS 0000233 issued 11/8/2011) to be issued by Wells Fargo Bank, N.A. (the “Bank”) in the amount of $510,000.  This letter of credit secures the warranty obligations of the Company with respect to the equipment and expires on January 30, 2012.  If a draw is made on the letter of credit, Seller must reimburse the Bank, which may occur via setoff against Seller’s funds at the Bank.  The Company has also caused Bank to issue a letter of credit (LC No. SC7000890W issued 12/7/2011) to secure the Company contractual obligations to Huanqui to ship certain equipment consisting of a horizontal directional drilling machine (500 tons) by a defined date.  The amount of this letter of credit is $57,000 and the expiration date is December 15, 2012.  If a draw is made on either of the foregoing letters of credit, so long as the draw does not occur as a result of a breach of the foregoing agreements by the Company prior to Closing, Buyer will reimburse Seller for any Losses incurred by Seller as a result of such draw.

Section 5.15 Tax Returns

.  As soon as reasonably practicable following the date of this Agreement, Seller will provide Buyer with a correct and complete list all federal, state, local, and Non-U.S. Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 2009, and such list will indicate those Income Tax Returns that have been audited and those Income Tax Returns that currently are the subject of audit, if any.

Section 5.16 Material Contracts

.  As soon as reasonably practicable following the date of this Agreement, Seller will provide Buyer with a correct and complete list of all Contracts of the Company involving aggregate consideration in excess of $25,000 or which cannot be cancelled by the Company without penalty or without more than ninety (90) days’ notice.

ARTICLE VI

Tax Matters

Section 6.01 Tax Covenants

.

(a) Without the prior written consent of Buyer, Seller (and, prior to the Closing, the Company, its Affiliates and their respective Representatives) shall not, to the extent it may affect, or relate to, the Company, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or the Company in respect of any Post-Closing Tax Period. Seller agrees that Buyer is to have no liability for any Tax resulting from any action of Seller, the Company, its Affiliates or any of their respective Representatives, and agrees to indemnify and hold harmless Buyer (and, after the Closing Date, the Company) against any such Tax or reduction of any Tax asset.

(b) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary).

(c) Except as provided in Section 6.01(d), Buyer shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Company after the Closing Date with respect to a Pre-Closing Tax Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by Buyer to Seller (together with schedules, statements and, to the extent requested by Seller, supporting documentation) at least forty-five (45) days prior to the due date (including extensions) of such Tax Return. If Seller objects to any item on any such Tax Return, it shall, within fifteen (15) days after delivery of such Tax Return, notify Buyer in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Buyer and Seller shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Buyer and Seller are unable to reach such agreement within ten (10) days after receipt by Buyer of such notice, the disputed items shall be resolved by a nationally recognized accounting firm selected by Buyer and reasonably acceptable to Seller (the “Accounting Referee”) and any determination by the Accounting Referee shall be final. The Accounting Referee shall resolve any disputed items within twenty (20) days of having the item referred to it pursuant to such procedures as it may require. If the Accounting Referee is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Buyer and then amended to reflect the Accounting Referee’s resolution. The costs, fees and expenses of the Accounting Referee shall be borne equally by Buyer and Seller. The preparation and filing of any Tax Return of the Company that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Buyer.

(d) For Pre-Closing Tax Periods, Seller shall cause the Company to join in Seller’s consolidated federal income Tax Return and in Seller’s combined state income Tax Returns for jurisdictions requiring combined reporting from Seller, for the short tax year ending on the date of Closing.  Seller will also prepare and file the Company’s separate entity state and local Tax Returns for jurisdictions requiring separate entity reporting for the short tax year ending on the date of Closing.  Seller shall include the income of the Company (including deferred items triggered into income by Treasury Regulation §1.1502-13 and any excess loss account taken into income under Treasury Regulation §1.1502-19) on Seller’s consolidated federal income Tax Returns, Seller’s combined entity state income Tax Returns and the Company’s separate entity state and local Tax Returns as required to be filed with respect to a Pre-Closing Tax Period and pay any federal, state, and local income Taxes attributable to such income.  All such Tax Returns shall be prepared and filed in a manner consistent with past custom and practice, except as required by a change in law.  Buyer shall have the right to review and comment on any such Tax Returns prepared by Seller.  Buyer shall cause the Company to furnish information to Seller as reasonably requested by Seller to allow Seller to satisfy its obligations under this section.  The Company and Buyer shall consult and cooperate with Seller as to any elections to be made on returns of the Company for Pre-Closing Tax Periods.  The Company shall provide tax information to the Seller for inclusion in the Seller’s federal consolidated income Tax Return, state combined entity income Tax Returns, and state and local separate entity income Tax Returns for the Pre-Closing Tax Period.  Buyer shall cause the Company to file income Tax Returns for all Post-Closing Tax Periods.

(e) Any tax indemnity agreement, tax sharing agreement, tax allocation agreement, or any similar arrangement for the sharing of Tax liabilities or benefits between Seller and the Company shall be terminated as of the Closing and shall have no further effect after the Closing Date.

(f) Seller shall allow the Company to participate in any audit of Seller’s consolidated federal income Tax Returns to the extent that such returns relate to the Company.  Seller shall not settle any audit of a Seller consolidated federal income Tax Return that relates to the Company in a manner that would adversely affect the Company after the Closing, without the prior written consent of Buyer, which consent shall not be unreasonably withheld if Buyer has been provided all information requested by Buyer related to the audit and Buyer has had a reasonable amount of time to seek and obtain the advise of professional advisors and to consider the effects on the Company.

Section 6.02 Tax Indemnification

.  Seller shall indemnify the Company, Buyer, and each Buyer Indemnitee and hold them harmless from and against (a) any Losses attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.21; (b) any Losses attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI, including but not limited to any adverse effect on the Company as a results of the settlement of an audit as described in Section 6.01(f); (c) all Taxes of the Company or relating to the business of the Company for all Pre-Closing Tax Periods; (d) all Taxes of any member of an Affiliated Group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation §1.1502-6 or any comparable provisions of foreign, state or local Law; (e) any Losses attributable to Seller’s failure to pay any Taxes imposed on the Company attributable to the making of the Section 338(h)(10) Election, and (f) any and all Taxes of any person imposed on the Company arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith. Seller shall reimburse Buyer for any Taxes of the Company that are the responsibility of Seller pursuant to this Article VI within ten (10) Business Days after payment of such Taxes by Buyer or the Company.

Section 6.03 Straddle Period

.  In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a) in the case of Taxes based upon, or related to, income or receipts, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

(b) in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 6.04 Section 338(h)(10) Election

.

(a) Election. At Buyer’s option, the Company and Seller shall join with Buyer in making a timely election under Section 338(h)(10) of the Code (and any corresponding election under state, local, and foreign Law) with respect to the purchase and sale of the Shares of the Company hereunder (collectively, a “Section 338(h)(10) Election”).  Seller shall include any income, gain, loss, deduction, or other item or component of any Tax resulting from the Section 338(h)(10) Election on Seller’s Tax Returns to the extent required by applicable law.  Seller shall also pay any Taxes imposed on the Company attributable to the making of the Section 338(h)(10) Election, including (i) any Taxes imposed under Treasury Regulation §1.338(h)(10)-1(d)(2), or (ii) any state, local, or non-U.S. Tax imposed on the Company as a result of the Section 338(h)(10) Election.

(b) Allocation of Purchase Price. If a Section 338(h)(10) Election is made, Seller and Buyer agree that the Purchase Price and the Liabilities of the Company (plus other relevant items) shall be allocated among the assets of the Company for Tax purposes in accordance with an allocation schedule (the “Allocation Schedule”) to be prepared in the following manner. A draft of the Allocation Schedule based on the Estimated Purchase Price shall be prepared by Buyer in a manner consistent with Code §338 and §1060 and the regulations thereunder and delivered to Seller at least seven (7) days prior to the Closing Date for its approval. If Seller notifies Buyer in writing that Seller objects to one or more items reflected in the Allocation Schedule, Seller and Buyer shall negotiate in good faith to resolve such disagreement.  If the parties are in agreement as to the draft Allocation Schedule, the final Allocation Schedule after the purchase price adjustment under Section 2.04 shall be prepared in a consistent manner.  Seller, the Company, and Buyer shall file all Tax Returns (including amended returns and claims for refund, and information reports) consistent with the Allocation Schedule to the extent agreed upon by the parties.

Section 6.05 Contests

.  Buyer agrees to give written notice to Seller of the receipt of any written notice by the Company, Buyer or any of Buyer’s Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by Buyer pursuant to this Article VI (a “Tax Claim”); provided, that failure to comply with this provision shall not affect Buyer’s right to indemnification hereunder. Buyer shall control the contest or resolution of any Tax Claim; provided, however, that Buyer shall obtain the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed) before entering into any settlement of a claim or ceasing to defend such claim; and, provided further, that Seller shall be entitled to participate in the defense of such claim and to employ counsel of its choice for maintaining any incentive, the fees and expenses of which separate counsel shall be borne solely by Seller.

Section 6.06 Cooperation and Exchange of Information

.  Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article VI or in connection with any audit, maintaining any incentive, or other proceeding in respect of Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of Seller and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns relate, Seller or Buyer (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials.

Section 6.07 Tax Treatment of Indemnification Payments

.  Any indemnification payments pursuant to this Article VI shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

Section 6.08 Survival

.  Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.21 and this Article VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days.

Section 6.09 Overlap

.  To the extent that any obligation or responsibility pursuant to Article VIII may overlap with an obligation or responsibility pursuant to this Article VI, the provisions of this Article VI shall govern.

ARTICLE VII

Conditions to closing

Section 7.01 Conditions to Obligations of Buyer

.  The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Seller contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), except for such representations and warranties that are qualified by words of phrases such as “material,” “Material Adverse Effect,” or similar qualifications, each of which shall be true and correct in all respects as of such dates.

(b) Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(d) No Action shall be pending, threatened, or commenced against Buyer, Seller or the Company, which, if adversely determined, would prevent or hinder the consummation of the transactions contemplated by this Agreement or result in the payment of substantial damages as a result of such transactions. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(e) All approvals, consents and waivers that are listed on Section 3.05 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.

(f) From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(g) The Transaction Documents (other than this Agreement) shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Buyer.

(h) The Seller shall have executed and delivered the Seller Release to Buyer.

(i) Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 7.01(a) and Section 7.01(b) have been satisfied.

(j) Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller (i) certifying that attached thereto are true and complete copies of (A) the certificate of incorporation and bylaws of Seller, with any amendments thereto, and (B) all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby, and (ii) certifying the names and signatures of the officers of Seller authorized to sign this Agreement, the Transaction Documents, and the other documents to be delivered hereunder and thereunder.

(k) Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company (i) certifying that attached thereto are true and complete copies of (A) the certificate of incorporation and bylaws of the Company, with any amendments thereto, and (B) all resolutions adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby, and (ii) certifying the names and signatures of the officers of the Company authorized to sign this Agreement, the Transaction Documents, and the other documents to be delivered hereunder and thereunder.

(l) Buyer shall have received resignations of the directors and officers of the Company pursuant to Section 5.05.

(m) Seller shall have delivered to Buyer a good standing certificate (or its equivalent) for the Company from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company is organized.

(n) Seller shall have delivered to Buyer a certificate pursuant to Treasury Regulations §1.1445-2(b) that Seller is not a foreign person within the meaning of §1445 of the Code.

(o) Seller shall have delivered, or caused to be delivered, to Buyer stock certificates evidencing the Shares, free and clear of Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank and with all required stock transfer tax stamps affixed.

(p) Seller shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(q) Buyer’s due diligence investigation of the Company, whether performed before or after the date of this Agreement and including without limitation matters disclosed in the Disclosure Schedules, shall be satisfactory to Buyer in its sole discretion.

(r) Buyer and Seller shall have agreed upon the draft Allocation Schedule pursuant to Section 6.04(b).

(s) Seller shall have delivered to Buyer a closing statement reflecting the flow of funds at the Closing, duly executed by Seller.

(t) Seller shall have delivered to Buyer copies of the Payoff Letters reflecting all outstanding Company Debt and providing a mechanism for obtaining and/or filing any necessary termination statements or other releases, in each case as may be reasonably required to evidence the satisfaction of the Company Debt.

(u) Seller shall have delivered to Buyer a list of orders received by the Company for products that have not yet been filled and a copies of any agreements related to such unfilled orders.

(v) Since the date hereof, there shall not have been any Material Adverse Effect with respect to the Seller or the Company.

(w) The consummation of the transactions contemplated by the Asset Purchase Agreement dated as of the date hereof between Buyer and Seller regarding Buyer’s purchase of the assets of Astec Underground, Inc. shall occur prior to or simultaneously with the Closing.

Section 7.02 Conditions to Obligations of Seller

.  The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Buyer contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), except for such representations and warranties that are qualified by words of phrases such as “material,” “Material Adverse Effect,” or similar qualifications, each of which shall be true and correct in all respects as of such dates.

(b) Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c) No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

(d) All approvals, consents and waivers that are required for the execution, delivery, and performance of this Agreement by Seller and the Company shall have been received, and executed counterparts thereof shall have been delivered to Seller at or prior to the Closing.

(e) The Transaction Documents (other than this Agreement) to which Buyer is a party shall have been executed and delivered by the Buyer and true and complete copies thereof shall have been delivered to Seller.

(f) Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied.

(g) Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer (i) certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby, and (ii) certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Transaction Documents, and the other documents to be delivered hereunder and thereunder.

(h) Buyer shall have delivered to Seller cash in an amount equal to the Purchase Price, subject to any adjustments in accordance with Section 2.03(a)(i), by wire transfer in immediately available funds, to an account designated by Seller in a written notice to Buyer.

(i) Buyer shall have delivered to Seller such other documents or instruments as Seller reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(j) Buyer and Seller shall have agreed upon the draft Allocation Schedule pursuant to Section 6.04(b).

(k) The consummation of the transactions contemplated by the Asset Purchase Agreement dated as of the date hereof between Buyer and Seller regarding Buyer’s purchase of the assets of Astec Underground, Inc. shall occur prior to or simultaneously with the Closing.

ARTICLE VIII

Indemnification

Section 8.01 Survival

.  Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than any representations or warranties contained in Section 3.21 which are subject to Article VI) shall survive the Closing and shall remain in full force and effect until the date that is two (2) years from the Closing Date; provided, that the representations and warranties in Section 3.01, Section 3.02, Section 3.03, Section 3.18, Section 3.21, Section 3.27, Section 4.01, and Section 4.05 shall survive indefinitely and the representations and warranties in Section 3.19 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days (the representations and warranties contained in the sections referred to in this proviso are collectively, the “Fundamental Representations”). All covenants and agreements of the parties contained herein (other than any covenants or agreements contained in Article VI which are subject to Article VI) shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.02 Indemnification By Seller

.  Subject to the other terms and conditions of this Article VIII, Seller shall indemnify and defend each of Buyer and its Affiliates (including the Company) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller or the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of Seller or the Company pursuant to this Agreement (other than in respect of Section 3.21, it being understood that the sole remedy for any such inaccuracy in or breach thereof shall be pursuant to Article VI), as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller or the Company pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to Article VI);

(c) the Known Actions and the Known Judgments;

(d) any product liability, warranty, intellectual property, tort, or breach of contract Action related to products sold in connection with the Excluded Business;

(e) Actions for product or general liability arising from any incident or event that occurred prior to the Closing, subject to Section 8.03(c) and Section 8.04(c); or

(f) Actions covered under Seller’s or the Company’s existing employment practices liability policy.

Section 8.03 Indemnification By Buyer

.  Subject to the other terms and conditions of this Article VIII, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement (other than Article VI, it being understood that the sole remedy for any such breach thereof shall be pursuant to Article VI); or

(c) The first $1,000,000 of Loss with respect to each product or general liability Actions arising from any incident or event that occurred prior to the Closing.

(d) Any Third Party Claim made against any of the Seller Indemnitees arising from the past, present or future operation of the Company except for any matter for which Seller is obligated to indemnify Buyer Indemnitees from and against under Section 8.02.

Section 8.04 Certain Limitations

.  The party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”. The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:

(a) The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 8.02(a) or Section 8.03(a), as the case may be, until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) or Section 8.03(a) exceeds $400,000 (the “Deductible”), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible; provided that the Deductible shall not apply to or limit (i) claims under Section 8.02(a) or Section 8.02(b) with respect to any Fundamental Representation, (ii) claims covered under Seller’s or the Company’s existing employment practices liability policy, (iii) claims under Section 8.02(b), Section 8.02(c), Section 8.02(d), Section 8.02(e), Section 8.02(f), Section 8.03(b), Section 8.03(c), or Section 8.03(d), or (iv) claims for product or general liability, or (iv) claims for fraud.

(b) The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 8.02(a) or Section 8.03(a), as the case may be, shall not exceed $10,000,000; provided that the foregoing limitation shall not apply to or limit (i) claims under Section 8.02(a) or Section 8.02(b) with respect to any Fundamental Representation, (ii) claims  covered under Seller’s or the Company’s existing employment practices liability policy, (iii) claims under Section 8.02(b), Section 8.02(c), Section 8.02(d), Section 8.02(e), Section 8.02(f), Section 8.03(b), Section 8.03(c), or Section 8.03(d), or (iv) claims for fraud.

(c) Section 8.04(a) and Section 8.04(b) do not apply to Third Party Claims against the Company for product liability or general liability arising from any incident or event that occurred prior to the Closing Date; provided, however, Seller shall only be liable to Buyer to the extent the aggregate amount of all Losses arising from any such product liability or general liability claim is in excess of $1,000,000.

(d) Payments by an Indemnifying Party pursuant to Section 8.02 or Section 8.03 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party in respect of any such claim (net of any amounts expended by the Indemnified Party to collect such proceeds or payment). The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(e) In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, except to the extent the Indemnified Party is liable to a third party for such damages, or diminution of value or any damages based on any type of multiple.

(f) Each Indemnified Party shall take, and cause its Affiliates to take, reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto.

(g) Seller’s liability under this Article VIII for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement shall not be limited or diminished by any knowledge obtained by Buyer during its due diligence investigation in connection with the transactions contemplated by this Agreement.

Section 8.05 Indemnification Procedures

.

(a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that the Indemnified Party may not assume the defense of any Third Party Claim if (i) it involves potential criminal Liability of Buyer or any of its employees, (ii) relief other than monetary damages is sought, (iii) Buyer determines in good faith that the amount necessary to resolve such claims would exceed the amount recoverable under this Agreement, or (iv) it is asserted directly by or on behalf of a Person that is a supplier or customer of the Company. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), the Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required.  Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 5.06) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.  The Indemnifying Party will lose any previously acquired right to control the defense if for any reason it ceases to diligently conduct such defense.

(b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into any settlement or compromise of, or entry of judgment with respect to, any Third Party Claim without the prior written consent of the Indemnified Party, unless the settlement, compromise, or judgment will not result in any liability or the creation of a financial or other obligation on the part of the Indemnified Party (including restrictions on future operations) and provides, in reasonable form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim.  If the Indemnified Party is controlling the defense pursuant to Section 8.05(a), it may agree in good faith to any settlement or compromise of, or entry of a judgment with respect to such Third Party Claim.

(c) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d) Cooperation. Upon a reasonable request by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

(e) Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of the Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 3.21 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in Article VI) shall be governed exclusively by Article VI hereof.

Section 8.06 Payments

.  Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VIII, the Indemnifying Party shall satisfy its obligations within five (5) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such five (5) Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to the date such payment has been made at a rate per annum equal to 8%. Such interest shall be calculated daily on the basis of a 360 day year and the actual number of days elapsed.

Section 8.07 Tax Treatment of Indemnification Payments

. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.08 Exclusive Remedies

.  Subject to Section 5.07 and Section 10.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in Article VI and this Article VIII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in Article VI and this Article VIII. Nothing in this Section 8.08 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

ARTICLE IX

Termination

Section 9.01 Termination

.  This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Seller and Buyer;

(b) by Buyer by written notice to Seller if:

(i) Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by Seller within ten (10) days of Seller’s receipt of written notice of such breach from Buyer; or

(ii) any of the conditions set forth in Section 7.01 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by November 30, 2012, unless such failure shall be due to the failure of Buyer to perform or comply in all material respects with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c) by Seller by written notice to Buyer if:

(i) Neither Seller nor the Company is then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by Buyer within ten (10) days of Buyer’s receipt of written notice of such breach from Seller; or

(ii) any of the conditions set forth in Section 7.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by November 30, 2012, unless such failure shall be due to the failure of Seller to perform or comply in all material respects with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d) by Buyer or Seller in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 9.02 Effect of Termination

.  In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in this Article IX hereof, Section 5.11 and Section 10.01.

ARTICLE X

Miscellaneous

Section 10.01 Expenses

.  Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.  Seller shall be responsible for any of the foregoing costs incurred by the Company and for any employee incentive, defined compensation or bonus expenses and any payroll or other employer tax liability that arises out of amounts payable as a result of the Closing.

Section 10.02 Notices

.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to Seller or the Company:	ASTEC INDUSTRIES, INC. 1725 Shepherd Road Chattanooga, TN 37421 Facsimile: (423) 899-4456 E-mail: tcampbell@astecindustries.com Attention: Tom Campbell, Vice President

with a copy to:	CHAMBLISS, BAHNER & STOPHEL, P.C. 1000 Tallan Building Two Union Square Chattanooga, TN 37402 Facsimile: (423) 508-1229 E-mail: sjett@cbslawfirm.com Attention: E. Stephen Jett

If to Buyer:	THE CHARLES MACHINE WORKS, INC. P. O. Box 66 1959 W. Fir Avenue Perry, OK 73077-0066 Facsimile: (580) 572-3563 E-mail: rjohnson@ditchwitch.com Attention: Rick Johnson, Chief Operating Officer

with a copy to:
McAFEE & TAFT A PROFESSIONAL CORPORATION
10th Floor, Two Leadership Square
211 N. Robinson
Oklahoma City, OK  73102
Facsimile:                      (405) 228-7301
E-mail:                      josh.smith@mcafeetaft.com
Attention:                      Joshua D. Smith

Section 10.03 Interpretation

.  For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.04 Headings

.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05 Severability

.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06 Entire Agreement

.  This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.07 Successors and Assigns

.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided that Buyer ay assign its rights to acquire the Shares to any wholly owned subsidiary of Buyer without any other party’s consent. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.08 No Third-party Beneficiaries

.  This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09 Amendment and Modification; Waiver

.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.10 Governing Law

. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Tennessee.

Section 10.11 Specific Performance

.  The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12 Counterparts

.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 10.13 Waiver of Jury Trial

.  THE PARTIES IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION HELD IN ANY COURT ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  THE PARTIES AGREE THAT ANY SUCH ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

10727826_4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER: ASTEC INDUSTRIES, INC.
By_/s/ Thomas R. Campbell Name: Thomas R. Campbell Title: Group Vice President – Underground Group

COMPANY: AMERICAN AUGERS, INC.
By /s/ Thomas R. Campbell Name: Thomas R. Campbell Title: President

BUYER: THE CHARLES MACHINE WORKS, INC.
By /s/ Tiffany Sewell-Howard Name: Tiffany Sewell-Howard Title: Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

Schedule 1.01(a) – Knowledge of Seller

FOR THE PURPOSE OF EXECUTING THIS AGREEMENT AS OF THE DATE OF EXECUTION:

American Augers, Inc. Corporate Officers                                                                                     Titles

Thomas R. Campbell                                                                                     Chairman of the Board

Stephen C. Anderson                                                                                     Secretary

David C. Silvious                                                                                     Assistant Secretary/Treasurer

FOR THE PURPOSE OF EXECUTING THE BRING-DOWN CERTIFICATE UNDER SECTION 7.01(i), THE PERSONS LISTED ABOVE AND ALSO:

Dan Sharpe

Dave Hammond

Sharon Oliver

Brad Dolan

Tammy Williams

Gary Heinemann

Kevin Slarb

14711_00/1201/MT1-1518895_1

Schedule 2.02 Illustration of Purchase Price Calculation
American Augers	30-Sep-12	Vertical Inventory & Other Excluded Items	Net
Cash	16,115	-	16,115
Accounts Receivable - Net	4,790,668	94,155	4,696,513
Notes and Other Receivables	460,271	-	460,271
Inventory - Net	30,545,946	5,369,109	25,176,837
Rental Inventory - Net	3,993,975	-	3,993,975
Prepaid Expenses & Other Current Assets	217,315	-	217,315
Intercompany Receivables	556,400	556,400	-
Current Assets	40,580,690	6,019,664	34,561,026
Property, Plant and Equipment	22,123,569	41,424	22,082,145
Accumulated Depreciation	(8,437,032)	(31,759)	(8,405,273)
Net Leased Equipment	2,557,049	2,557,049	-
Net Property, Plant & Equipment	16,243,586	2,566,714	13,676,872
Other Assets	415,487	-	415,487
Total Other Assets	415,487	-	415,487
Total Assets	57,239,763	8,586,378	48,653,385

Accounts Payable	3,410,197	1,087,711	2,322,486
Accrued & Other	4,006,422	219,730	3,786,692
Advances from Corporate	35,437,764	35,437,764	-
Accrued Warranty	1,976,309	219,390	1,756,919

Calculation of AA Purchase Price

Net Book Value of AA Assets	48,653,385
Less Accounts Payable	2,322,486
Less Accrued and Other	3,786,692
Less Accrued Warranty	1,756,919
	40,787,288
Plus	6,000,000
Purchase Price	46,787,288

14711_00/1201/MT1-1518895_1

Schedule 3.02 – Jurisdictions in which the Company is Licensed or Qualified to do Business

1. DE (6/2/89)
2. FL (3/4/10)
3. GA (09/23/11)
4. MS (5/24/06)
5. MO (6/12/09)
6. OH (6/8/89)
7. TX (10/11/01)
8. VA (6/27/06)

14711_00/1201/MT1-1518895_1

Schedule 3.05  Required Approvals, Consents and Waivers

None

Schedule 3.09(a) Material Contracts

•	Total Print Management Agreement between American Augers, Inc. and MT Technologies, Inc. (Lease of 8 Ricoh Copiers expiring in 2014)

•	Total Print Management Agreement between American Augers, Inc. and MT Technologies, Inc. (Lease of 1 Ricoh Copier expiring in 2014)

•	Lease of Ultimail 65X with Greater Bay Capital dated January 8, 2009 (expiring in 2013)

•	International Agent Agreement between American Augers, Inc. and SC JUST Consulting SRL (Romania) dated effective December 3, 2012 (requiring 90 days’ notice to terminate)

•	International Agent Agreement between American Augers, Inc. and ASTRA Holdings LTD (Venezuela and Colombia) dated effective September 1, 2012 (requiring 90 days’ notice to terminate)

•	International Agent Agreement between American Augers, Inc. and Queensland Drilling Supplies LTD (Australia and New Guinea) dated effective March 30, 2012 (requiring 90 days’ notice to terminate)

•	Agreement between American Augers, Inc. and Osborne Engineered (Pty) Ltd SA (Africa) dated September 9, 2011

•	License Agreement with Asian Underground Pvt. Limited dated January 25, 2011

•	Distribution Agreement between Digital Control Incorporated Products and American Augers, Inc. dated effective January 2, 2012

•	Supply Agreement between Sherwin-Williams Automotive Finishes Corp. and American Augers, Inc. dated effective May 1, 2009 to purchase all applicable paint products from this vendor

•	International Agent Agreement Offer Letter with Rodolfo Sepulveda

•	International Agent Agreement Offer Letter with Dave Stewart dated October 5, 2011

•	Employee Indemnity Agreement between Guy Randall and American Augers, Inc. dated August 11, 2005

•	Non-Disclosure Agreement between American Augers, Inc. and Colli Drill dated May 24, 2005

•	Agreement for Use and Non-Disclosure of Proprietary Information between Stewart & Stevenson Services, Inc. and American Augers, Inc. dated July 13, 2004

•	Oral dealer agreement with Northwest Leasing (Russia)

•
Contract for 500 Metric Ton HDD Rig, Model DD-1100RS and related performance letter of credit between China Huan Qiu Contracting & Engineering Corp. (HQCEC) and American Augers, Inc. dated June 30, 2011

•
Contract for 500 Metric Ton HDD Rig, Model DD-1100, and MGS Wireline Guiding System, Model AP750, and related performance letter of credit between China Huan Qiu Contracting & Engineering Corp. (HQCEC) and American Augers, Inc. dated October 9, 2012

•	Seller is also providing Buyer electronic copies reports listing all open sales orders and open purchase orders as of 10/25/2012

•
Joint Venture Agreement between American Augers, Inc. and H.A.D., Inc. dated August 1, 2011 (this agreement relates to the Excluded Business and is not to be transferred to The Charles Machine Works, Inc.)

14711_00/1201/MT1-1518895_1

Open Rental Agreements to Customers:

CUSTOMER	CUST #	PRODUCT AND/OR SERIAL NUMBER	COST W/O	PURCH. PRICE
			TAX/FRT.	W/O TAX/FRT

AARON ENTERPRISES	AARON	MPR6000/33-05-12	$405,274.69	$551,935.00

ANDERSON EXC., LLC	ANDEXC	NG36-600/403-12-10	$98,686.77	$123,000.00

BOVE INDUSTRIES, INC.	BOVEIN	48/54-900, NG48/54-900/254-04-12	$161,895.33	$217,772.00

BROTHERTON PIPELINE	BROTHE	P-600 S/N P600/08-03-12	$236,681.04	$339,500.00

ENGINEERS CONST.	ENGINE	AB24/30-150/071-07-11	$36,096.76	$47,927.00

		Total	$938,634.59	$1,280,134.00

Section 3.09(a)(xv)
Contracts with Severance, Retetntion or Change of Control Benefits

None

14711_00/1201/MT1-1518895_1

Schedule 3.10(b) Real Property

Parcel #	Address	Status	Description	Current User

D11-022-0-0016-01	841 Township Road 133, West Salem Ohio 44287	Owned by American Augers	13.41 acre with a house	Residential lease

D11-022-0-0015-00	135 US State Route 42, West Salem Ohio 44287	Owned by American Augers	27.74 acres with office & mfg bldgs	Manufacturing and office

D11-022-0-0018-00	133 US State Route 42, West Salem Ohio 44287	Owned by American Augers	5.22 acres with warehouse & maintenance	Warehousing and maintenance

D11-022-0-0002-03	157 US State Route 42, West Salem Ohio 44287	Owned by American Augers	2.25 acres with a garage on it	No current use

14711_00/1201/MT1-1518895_1

Schedule 3.12 Intellectual Property

AMERICAN AUGERS TRADEMARKS

REGISTRATION #	MARK	REGISTRATION DATE	STATUS
3684852	AMERICAN AUGERS AN ASTEC COMPANY *	9/22/09	9/22/15 – Section 8 & 15
3684851	AMERICAN AUGERS AN ASTEC COMPANY & design*	9/22/09	9/22/15 – Section 8 & 15
3618960	AMERICAN DIRECTIONAL DRILL	5/12/09	5/12/15 – Section 8 & 15
3011691	WIGGLE STEER	11/1/05	11/1/15 – Section 8 & 9
2693184	QUIET-PAK & design	3/4/03	3/4/13 – Section 8 & 9
2435544	ES!LOK **	3/13/01	3/13/21 – Section 8 & 9
2191625	AMERICAN AUGERS	9/22/98	9/22/18 – Section 8 & 9
1484016	BORES HEAD	4/12/88	4/12/18 – Section 8 & 9

*Trademarks referencing the “Astec” name will not be retained.

** Exclusive, paid-up license, with right to sublicense, granted to The Toro Company for use in connection with utility trenchers having engines with no more than 125 HP and utility horizontal directional drills that are capable of generating a pullback force of no more than 50,000 lbs-force.

14711_00/1201/MT1-1518895_1

AMERICAN AUGERS PATENTS

APPLICATION #	FILING DATE	TITLE	PATENT #		ISSUE DATE	STATUS
12/800,669	5/20/10	Guided Boring Machine and Method	8210774		7/3/12	1st Maint. Fee – 1/3/16
12/044,784	1/30/08	Apparatus and Method for Pipe Handler (V)	8157495		4/17/12	1st Maint. Fee – 10/17/15
12/800,670	5/20/10	Boring Machine With Conveyor System for Cuttings and Method for Boring therewith	8113741		2/14/12	1st Maint. Fee – 8/14/15
12/005,747	12/28/07	Apparatus and Method for a Drilling Assembly (V)	8033345		10/11/11	1st Maint. Fee – 4/11/15
11/337,417	1/23/06	Column Selector for Pipe Section Magazine of Directional Drill	7544036		6/9/09	2nd Maint. Fee – 12/10/16
11/657,370	1/24/07	Control System	7500530	*	3/10/09	2nd Maint. Fee – 9/10/16
11/388,196	1/24/06	Hydraulic Fluid Tank for Drilling Machine	7497274	*	3/3/09	2nd Maint. Fee – 9/4/16
11/116,490	4/28/05	Apparatus and Method for Modified HDD Assembly (V)	7318491		1/15/08	2nd Maint. Fee – 7/15/15
11/019,980	12/21/04	Method for Manufacturing Track for Auger Boring Machine	7255406		8/14/07	2nd Maint. Fee – 2/14/14
10/886,808	7/8/04	Drive Mechanism for Boring Machine	7134513		11/14/06	2nd Maint. Fee – 5/14/14
09/942,800	8/30/01	Equipment Lockout System	7079813	*	7/18/06	2nd Maint. Fee – 1/18/14
10/300,535	1/21/02	Apparatus for Use in Enlarging a Borehole	6929078		8/16/05	2nd Maint. Fee – 2/20/13
09/158,418	9/22/98	Construction Equipment Lockout System with Emergency Shutdown	6285860	*	9/4/01	3rd Maint. Fee – 3/4/13
12/800,667	5/20/10	Boring Machine Steering System with Force Multiplier				pending
12/800,668	5/20/10	Boring Machine for Multiple Product Sizes				pending
13/545,133	7/10/12	Apparatus and Method for a Drilling Rig Assembly (V)				pending
12/548,318	9/3/09	Drill Pipe Handling Assembly (V)				pending
Draft patent application		Tool For Use On Exit Side Of Bore				Draft (98% complete)
Australia	4/30/04	Modified HDD (V)	244146		6/3/10	Annuity due 4/28/13
Canada	4/28/05	Modified HDD (V)	2564357		3/22/11	Annuity due 4/28/13
China	4/28/05	Modified HDD (V)	CN1985066B		6/1/11	Annuity due 4/28/13
Germany	4/28/05	Modified HDD (V)	1751390		8/10/11	Annuity due 4/28/13
France	4/28/05	Modified HDD (V)	1751390		8/10/11	Annuity due 4/18/13
Italy	4/28/05	Modified HDD (V)	1751390		8/10/11	Annuity due 4/28/13
Russia	4/30/04	Modified HDD (V)	2382165		2/10/11	Annuity due 4/28/13
Spain	4/30/04	Modified HDD (V)	1751390		8/10/11	Annuity due 4/28/13
UK	4/30/04	Modified HDD (V)	1751390		8/10/11	Annuity due 4/24/13

* Exclusive, paid-up license, with right to sublicense, granted to The Toro Company for use in connection with utility trenchers having engines with no more than 125 HP and utility horizontal directional drills that are capable of generating a pullback force of no more than 50,000 lbs-force.

(V) relates to vertical drilling technology – not to be transferred to The Charles Machine Works, Inc.

14711_00/1201/MT1-1518895_1

Schedule 3.14 Accounts Receivable 09/30/2012

Comp Name	CustNumber	CustName	CustCity	Cust State	Total
	Domestic

AA	REM	REM SERVICES INC	BOLIGEE	AL	296
AA	AMMONS	AMMONS & BLACKMON CONSTRUCTION	SPANISH FORT	AL	8,033
AA	BOANCO	BOAN CONTRACTING CO INC	GREENVILLE	AL	22,282
AA	KLAASM	KLAASMEYER CONST CO INC	CONWAY	AR	2,037
AA	SPECI2	SPECIALIZED SERVICES CO	PHOENIX	AZ	1,941
AA	SEDIRE	SOUTHEAST DIRECTIONAL DRILLING LLC	CASA GRANDE	AZ	63,946
AA	OZDIREC	O Z DIRECTIONAL DRILLING LLC	SCOTTSDALE	AZ	114,772
AA	HDDCOM	THE H D D COMPANY INC	CAMERON PARK	CA	94
AA	HANMIG	A.C.E. TRADING INTERNATIONAL	IRVINE	CA	16,576
AA	USPIO1	PIONEER TECHNOLOGY LLC	SAN RAMON	CA	21,752
AA	BTCONS	BT CONSTRUCTION INC	HENDERSON	CO	4,196
AA	GLOBALUNDER	GLOBAL UNDERGROUND CORP	COLORADO SPRINGS	CO	16,787
AA	CROSSC	CROSS COUNTRY PIPELINE SPLY CO	AURORA	CO	98,708
AA	GEORG5	GEORGE & LYNCH INC	DOVER	DE	2,951
AA	MCRAE	MCRAE ENTERPRISES INC	SAINT CLOUD	FL	328
AA	MTIEQU	MTI EQUIPMENT INC	ENGLEWOOD	FL	503
AA	ADSINC	ACCURATE DRILLING SYSTEMS INC (ADS)	LABELLE	FL	3,070
AA	VERME6	VERMEER SOUTHEAST SALES & SVC	FORT MYERS	FL	5,259
AA	D&GBOR	D&G BORING INC	SMYRNA	GA	365
AA	BENTON	BENTON-GEORGIA INC	DOUGLASVILLE	GA	23,674
AA	IOWAT	IOWA TRENCHLESS LLC	PANORA	IA	1,024
AA	MIDWE5	MIDWEST UNDERGROUND INC	EAST MOLINE	IL	(9,606)
AA	PROCIS	PROCISION BORING INC	GURNEE	IL	(0)
AA	CENTRA	CENTRAL BORING INC	LINCOLNSHIRE	IL	40
AA	MIDAM1	MID AMERICA UNDERGROUND LLC	AURORA	IL	3,898
AA	MEARS	MEARS GROUP INC	COLLINSVILLE	IL	17,948
AA	SNEDEG	SNEDEGAR CONSTRUCTION INC	BLOOMINGTON	IN	137
AA	ROBER1	ROBERTS PIPE LINE CONST INC	SULPHUR SPRINGS	IN	1,502
AA	JOMAX	JOMAX CONSTRUCTION CO INC	GREAT BEND	KS	2,565
AA	KANSA2	AUGERS UNLIMITED	BONNER SPRINGS	KS	8,667
AA	APICON	API CONTRACTORS	CALVERT CITY	KY	1,766
AA	TUNNE4	TUNNELING & GROUTING PLUS	SOUTH SHORE	KY	5,050
AA	MARLET	MARLET INC	SCOTTSVILLE	KY	7,889
AA	PRICE2	PRICE BACKHOE SERVICE INC	SCIENCE HILL	KY	18,848
AA	DIRECSS	DIRECTIONAL SERVICE SOUTH LLC	BOSSIER CITY	LA	(114)
AA	WICKER	WICKER CONSTRUCTION INC	SHREVEPORT	LA	1,990
AA	LAGREC	LAGRECA SERVICES INC	SCHRIEVER	LA	9,097
AA	JANCOD	JAN'S CONSTRUCTION CO INC	IOWA	LA	24,113
AA	SPRING	SPRING AND ASSOCIATES INC	EASTON	MD	646
AA	DVMUTI	D.V.M. UTILITIES INC	STERLING HEIGHTS	MI	145
AA	RTCONS	R/T BORING INC	HOMER	MI	2,761
AA	UTILITY	UTILITY SERVICES AUTHORITY LLC	BELLEVILLE	MI	10,895
AA	PREC13	PRECISION PIPELINE	FENTON	MI	15,643
AA	ASSOMI	ASSOCIATED CONSTRUCTORS LLC	MARQUETTE	MI	18,373
AA	SJLOUI	S J LOUIS CONSTRUCTION INC	ROCKVILLE	MN	(2,994)
AA	KRAEME	EDWARD KRAEMER & SONS INC	BURNSVILLE	MN	(316)
AA	LOUISH	S J LOUIS HDD SERVICE LLC	ROCKVILLE	MN	194
AA	CHARPS	CHARPS WELDING AND FABRICATING INC	CLEARBROOK	MN	626
AA	EJMPIP	EJM PIPE SERVICES INC	LINO LAKES	MN	1,279
AA	AARROW	AARROW BORING INC	BRIDGETON	MO	945
AA	DELTAD	DELTA DIRECTIONAL LLC	NEWTON	MS	805
AA	IVYTES	IVY TESTING SERVICES INC	MORTON	MS	5,522
AA	GBBOOT	BOOTS SMITH OIL FIELD SERVICES LLC	LAUREL	MS	11,399
AA	HDDLLC	HDD LLC	KALISPELL	MT	5,152
AA	COLEM1	MIKE COLEMAN CONST INC	DILLON	MT	46,609
AA	SANDER	SANDERS UTILITY CONST CO INC	CHARLOTTE	NC	55
AA	HODGE	RALPH HODGE CONSTRUCTION CO	WILSON	NC	7,348
AA	CENTRE	CENTRAL TRENCHING INC	MINOT	ND	11,942
AA	HORIZ	HORIZONTAL BORING & TUNNELING CO	EXETER	NE	6,237
AA	MELCAR	MELCAR UNDERGROUND	OXFORD	NJ	(671)
AA	HENKE2	HENKELS & MCCOY INC	BURLINGTON	NJ	99
AA	KMETZ	KMETZ INC	EAST BRUNSWICK	NJ	5,772
AA	CARSO1	CARSON & ROBERTS SITE CONST	LAFAYETTE	NJ	19,042
AA	DHUNDE	D H UNDERGROUND INC	ALBUQUERQUE	NM	(33)
AA	BABCOC	BABCOCK UTILITIES	GASPORT	NY	556
AA	CASEBO	CASE BORING CORPORATION	GASPORT	NY	584
AA	RAUSCH	D C RAUSCHER INC	WATERLOO	NY	795
AA	PRECIS	PRECISION DIRECTIONAL DRILLING	EAST GREENBUSH	NY	1,236
AA	HIGHLA	HIGHLANDER CONSTRUCTION INC	MEMPHIS	NY	1,955
AA	MERIEN	MERIDIEN ENERGY LLC	RANDOLPH	NY	3,295
AA	1AGCIR	AGC IRRIGATION SUPPLY	HOLBROOK	NY	4,432
AA	BOVEIN	BOVE INDUSTRIES INC	EAST SETAUKET	NY	38,062
AA	BASKO	BASKO TECHNIKS GROUP LLC	BROOKLYN	NY	65,181
AA	K&BLUM	K & B LUMBER	MILLERSBURG	OH	(725)
AA	H&HENT	H & H ENTERPRISES INC	ANDOVER	OH	89
AA	MKMETAL	MK METAL PRODUCTS INC	MANSFIELD	OH	225
AA	GENEVA	A2 SERVICES LLC	GENEVA	OH	359
AA	K&DEQU	K & D EQUIPMENT	IBERIA	OH	624
AA	DREIBE	WALTER DREIBELBIS EXC & BORING	WEST SALEM	OH	1,057
AA	REINHA	REINHARD BORING TECHNOLOGIES INC	TIPP CITY	OH	1,298
AA	SMALLEY	UNDERGROUND PROFESSIONALS INC	ASHLAND	OH	3,675
AA	DRSENT	D R S ENTERPRISES INC	CLEVELAND	OH	19,359
AA	HAD	H A D INC	RITTMAN	OH	29,896
AA	S&S	S & S ROAD BORING INC	WHEATLAND	OK	216
AA	SHEEH10	SHEEHAN PIPE LINE CONST CO	TULSA	OK	368
AA	LEWISCO	J D LEWIS CONSTRUCTION CO	HEALDTON	OK	537
AA	BELLER	B & H CONSTRUCTION LLC	GOLDSBY	OK	4,188
AA	GATEWA	GATEWAY DIRECTIONAL DRILLING LLC	EDMOND	OK	8,224
AA	KERRPU	KERR MACHINE COMPANY	SULPHUR	OK	12,436
AA	AKERMA	AKERMAN CONSTRUCTION CO INC	PURCELL	OK	38,315
AA	GONZAL	GONZALES BORING AND TUNNELING	NORTH PLAINS	OR	46
AA	ARMADI	ARMADILLO UNDERGROUND INC	SALEM	OR	148
AA	KINNAN	KINNAN ENGINEERING INC	CAMAS VALLEY	OR	380
AA	ROCKFO	ROCKFORD CORPORATION	HILLSBORO	OR	1,724
AA	BROTHE	BROTHERTON PIPELINE INC	GOLD HILL	OR	85,439
AA	AARCON	AARCON ENTERPRISES INC	TRAFFORD	PA	(32,187)
AA	ODESSY	ODESSY COMMUNICATIONS LLC	BELLE VERNON	PA	31
AA	HERRHO	LIGONIER CONSTRUCTION INC	LAUGHLINTOWN	PA	661
AA	HARGER	HARGER UTILITY CONTRACTORS INC	LOCK HAVEN	PA	3,703
AA	HENKEL	HENKELS & MCCOY INC	BLUE BELL	PA	4,633
AA	PRECPA	PRECISION PIPELINE LLC	TROY	PA	6,050
AA	PARIS	ALEX E PARIS CONTR CO INC	ATLASBURG	PA	9,432
AA	WISEEX	BILL WISE EXCAVATING INC	NEW FREEPORT	PA	14,464
AA	PREC11	PRECISION PIPELINE LLC	WYALUSING	PA	16,366
AA	AARON	AARON ENTERPRISES INC	YORK	PA	27,536
AA	SUPERI	SUPERIOR UTILITY EXCAVATING INC	GREENSBURG	PA	38,437
AA	SUMMER	SUMMERS-TAYLOR INC	ELIZABETHTON	TN	453
AA	HUNTER	HUNTER & SON TRUCKING & EXC	GALLATIN	TN	1,135
AA	MIDSO3	MID SOUTH UTILITY CONTRACTOR	LEBANON	TN	13,391
AA	APPAL2	APPALACHIAN PIPELINE RESOURCES LLC	HENDERSONVILLE	TN	917,515
AA	LOGIST	LOGISTICS TRANSPORTATION SVCS INC	PORTER	TX	(41,273)
AA	ROBIN	TEX-DIRECT DRILLING LLC	PORTER	TX	(50)
AA	ASSOCP	ASSOCIATED PIPE LINE CONTRS INC	HOUSTON	TX	204
AA	PRIC17	PRICE GREGORY INTERNATIONAL	HOUSTON	TX	276
AA	SHELT1	SHELTON & SHELTON PLUMBING LP	KILLEEN	TX	381
AA	WESTTE	WEST TEXAS BORING CO	ODESSA	TX	703
AA	TWSDRI	TWS DRILLING & CONST LLC	BIG SANDY	TX	1,401
AA	BRYAN2	BRYANT & FREY CONST CO INC	WACO	TX	1,448
AA	BORCO	BORCO LP	HOUSTON	TX	6,139
AA	FUTDIR	FUTURE TELECOM INC	MESQUITE	TX	7,441
AA	WESTE1	WESTERN SUPPLIES INC	WICHITA FALLS	TX	8,018
AA	ENVIR3	ENVIRONMENTAL CROSSINGS INC	CONROE	TX	19,361
AA	TRANSA	TRANSAMERICAN UNDERGROUND LTD	FLOWER MOUND	TX	26,833
AA	PREC12	PRECISION PIPELINE LLC	DEL RIO	TX	97,568
AA	RITAIN	RITA INC	PHARR	TX	157,387
AA	SHEE15	SHEEHAN PIPE LINE CONST CO	MANASSAS	VA	101,860
AA	BORE-TECH	BORE TECH LLC	SAINT JOHNSBURY	VT	1,220
AA	ENGINE	ENGINEERS CONSTRUCTION INC	SOUTH BURLINGTON	VT	9,392
AA	PHILCH	PILCHUCK CONTRACTORS INC	KIRKLAND	WA	5,098
AA	UNLTDS	UNLIMITED SERVICES OF WI INC	OCONTO	WI	152
AA	SCHMWI	SCHMID PIPELINE CONST INC	MAYVILLE	WI	2,727
AA	GABES	GABE'S CONSTRUCTION CO INC	SHEBOYGAN	WI	10,326
AA	MICHEL	MICHELS CORPORATION	BROWNSVILLE	WI	15,379
AA	INTERC	INTERCON CONSTRUCTION INC	WAUNAKEE	WI	28,498
AA	PRECI5	PRECISION PIPELINE LLC	EAU CLAIRE	WI	127,500
AA	GENERAL	GENERAL PIPELINE CONST INC	AMMA	WV	(44)
AA	BOSLEY	BOSLEY CONSTRUCTION	MINERAL WELLS	WV	37
AA	SNYENV	SNYDER ENVIRONMENTAL SERVICES	KEARNEYSVILLE	WV	2,003
AA	DUNNEX	JIMMY A DUNN EXCAVATING CO	SISSONVILLE	WV	3,736
AA	ANDEXC	ANDERSON EXCAVATING LLC	MORGANTOWN	WV	6,064
		Total Domestic			2,615,240

	International

AA	FLOWT2	FLOWTEX HDD S.A.	BUENOS AIRES	-AR	1,709
AA	AROGEN	O'MELEY & PARTNERS PTY LTD	LAMBTON NSW 2299	-AU	(1,665)
AA	QDSPTY	Q.D.S. PTY LTD	ARUNDEL, QUEENSLAND	-AU	246
AA	TEXNO	TEXNO SERVICE LLC	BAKU	-AZ	12,979
AA	PETROL	PETROLINK INTERNATIONAL	MANAMA, KINGDOM OF	-BH	3,465
AA	MAPSOL	MAPSOLO ENGENHARIA LTDA	COTIA, SP / 06715-862	-BR	(3,263)
AA	MEGADR	MEGADRILL S AMERICA ENGENHARIA	GUARULHOS, SP - CEP	-BR	5,007
AA	BRASFO	BRASFOND FUNDACOES ESP S/A	SAO PAULO, SP	-BR	19,766
AA	1COLL2	COLLI DRILL DO SUL COMERICAL LTDA	SAO PAULO - SP - CEP	-BR	47,248
AA	DIREC5	DIRECT HORIZONTAL DRILLING INC	SPRUCE GROVE, AB	-CA	(3,609)
AA	KAMLOO	KAMLOOPS AUGERING & BORING LTD	KAMLOOPS, BC	-CA	527
AA	GIRDEL	GIR DEL HYDRAULIC SERVICES	EDMONTON, AB	-CA	548
AA	DIRECT	DIRECTIONAL MINING & DRILLING	LANGLEY, BC	-CA	878
AA	NELSON	NELSON RIVER CONSTRUCTION INC	WINNIPEG, MB	-CA	2,078
AA	FULLCN	FULL BORE CONTRACTING LTD	FORT ST JOHN, BC	-CA	2,344
AA	MARATH	MARATHON DRILLING CO LTD	GREELY, ON	-CA	8,384
AA	FORACT	FORACTION INC	MONT-ST-HILAIRE,QC	-CA	9,046
AA	ALLEN3	ALLEN ENTREPRENEUR GENERAL INC	SAINT-HENRI, QC	-CA	13,310
AA	CALGAR	CALGARY TUNNELLING & HORIZ AUG	CALGARY, AB	-CA	17,224
AA	CROSSI	THE CROSSING CO INC	NISKU, AB	-CA	20,680
AA	TRENCN	TRENCHLESS UTILITY EQUIP INC	BURLINGTON, ON	-CA	163,773
AA	SIMSA	SERVICIO DE INGENIERIA MOV. DE TIERRA SA	COQUIMBO	-CL	31,466
AA	SQM	SQM SALAR SA	LAS CONDES, SANTIAGO	-CL	266,876
AA	KOBELC	CASE CONST MACH(SHANGHAI) CO LTD	PUDONG, SHANGHAI	-CN	7,287
AA	CHINAH	CHINA HUANQIU CONTRACTING & ENGRG CORP	CHAOYANG DIST,BEIJING	-CN	104,131
AA	MONTIN	MONTINPETROL S.A.	BOGOTA	-CO	(8,019)
AA	PETROJ	PETROJET	CAIRO	-EG	424
AA	CATALA	CATALANA DE PERFORACIONS SA	08251 SANTPEDOR(BARCELONA)	-ES	(6,513)
AA	EMILIM	EMIL IMPORT S.L.	VALENCIA	-ES	9,351
AA	SOMIKO	SOMICO	60530 NEUILLY-EN-THELLE	-FR	20,655
AA	EUROFOR	EUROFOR SAS	CHASSIEU	-FR	32,997
AA	TADRIL	T A DRILLING (SALES) LIMITED	ST LEONARDS ON SEA	-GB	(5,082)
AA	SMICE	SMICE INTERNATIONAL	ACCRA	-GH	(4,307)
AA	DOLEV	DOLEV CONSTRUCTION	REHOVOT 76460	-IL	(132)
AA	ASIAN	ASIAN CONTEC LIMITED	NEW DELHI - 110 020	-IN	1,278
AA	LARSEN	LARSEN & TOUBRO LIMITED	CHENNAI	-IN	15,896
AA	1COLLI	COLLI DRILL SPA	ROME	-IT	709
AA	FONDAZ	FONDAZIONI SPECIALI SPA	PARMA	-IT	8,272
AA	DISTMX	DIST Y ARREN D/MAQ P/CAM e IND SA de CV	COL. NEUEVA ANZURES	-MX	2,534
AA	OILSER	OILSERV LIMITED NIGERIA	PORT HARCOURT	-NG	(15,000)
AA	ENIKKO	ENIKKOM INVESTMENT SVCS NIGERIA LTD	PORT HARCOURT	-NG	942
AA	HADLEE	HADLEE & BRUNTON LTD	TIMARU	-NZ	603,250
AA	GULFPE	GULF PETROCHEMICAL SERVICES & TRDG LLC	JIBROO	-OM	(42)
AA	AFAQAL	AFAQ AL-MUSANA TRADING LLC	SULTANATE OF	-OM	21,296
AA	SCFORA	SC FORAJ CONSTRUCTII SRL	BUCHAREST	-RO	(161)
AA	QAHTAN	MIZAT THRUST BORING	AL-KHOBAR-31952	-SA	88,738
AA	ROPER	ROPER BROTHERS	FOUNTAIN INN	SC	1,480
AA	LUCKY	LUCKY JOINT CONSTRUCTION PTE LTD		-SG	768,733
AA	DIZELT	DIZEL TURBO MAKINE SAN TIC LTD STI	ISTANBUL	-TR	(109)
		Total International			2,267,625

		Company total			4,882,864

		Less Finance Charges Included			(40,144)
		Plus Credit Accounts Included Above Reclassified			135,913

	Total per Trial Balance				4,978,634

	Intercompany Receivables
Account
30160	OSBORN	OSBORN ENGINEERED PRODUCTS SA PTY LTD	ELANDSFONTEIN	-ZA	503,262
30385	GEFCO	GEFCO			51,532
30230	TRENCOR	Astec Underground			1,607

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Schedule 3.16(a) Known Actions

Pending Claims

1.
American Augers, Inc. v. Directional Road Boring, Inc. and Directional Road Boring, Inc. v. American Augers, Inc. (counterclaim); 24th Judicial District Court for the Parish of Jefferson, State of Louisiana; Case No. 712-108

Some time ago American Augers, Inc. turned a customer account over to a collection agency to collect an unpaid debt of approximately $206,000.  Pre-litigation collection efforts by the collection agency were apparently unsuccessful, as a result of which the agency referred the matter to a “collection lawyer” in Louisiana who filed suit against the customer to collect the debt.  The facts known to us at this time appear to indicate that there is no substantive basis for the counterclaim.  American Augers' answer to the counterclaim has been filed.

In addition, we have been informed through informal channels that the Defendant’s business is not doing well and would be unlikely to pay any judgment.  As a result, we are working with our local counsel to settle this matter with Defendant and receive some type of payment, rather than spend a large amount of time and effort in obtaining a judgment against a Defendant who would be unable to satisfy the judgment.

2.	Juan Carlos Rodriguez-Trejo and Jovita Parra v. Laughlin-Thyssen, Inc. and American Augers, Inc.; In the District Court 250th Judicial District, Travis County, Texas; Case No. D-I-GN-11-002685

Plaintiffs filed an amended complaint on October 5, 2012, adding American Augers as a defendant.   The Complaint was served on American Augers October 11, 2012.  According to the complaint, the plaintiff’s leg was crushed and severed in the spoil chamber of an auger boring machine.  We have begun an investigation into the accident.  It is much too early to determine a likely outcome of this matter.

3.	Petro Evaluation Services, Inc. v. American Augers, Inc.; In the Court of Common Pleas of Wayne County, Ohio; Case No. 11-CV-0143

Petro Evaluation Services, Inc. (“Petro”) filed this action against American Augers, Inc. (“Augers”) alleging breach of a Natural Gas Sales Agreement between Petro and Augers.  American Augers filed a counterclaim.  Each party has filed a motion for partial summary judgment on its claims.

4.	American Augers, Inc. v. Petro Evaluation Services, Inc.; Before the Public Utilities Commission of Ohio; Case No. 12-2207-GA-CSS

American Augers, Inc. (“Augers”) filed a complaint on August 1, 2012 asking the Public Utilities Commission of Ohio (“PUCO”) to make a determination that the services provided by Petro Evaluation Services, Inc. (“Petro”) are subject to PUCO’s regulation and to find that Petro violated PUCO’s rules and regulations and overcharged Augers.  The parties are to file briefs concerning PUCO’s jurisdiction over this matter by November 15, 2012 and any reply briefs by November 29, 2012.

Schedule 3.16(b) Known Judgements

None

Schedule 3.17(b) Premits other than Environmental Permits

None

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Schedule 3.18(a) Environmental Compliance Exceptions

1.           The natural oil gas well on the Real Property has not been properly closed in accordance with all applicable laws.

2.	Matters set forth in Compliance Assessment Report (AA Property) dated November 6, 2012 (Superior Project No. SE3202.01) by Superior Environmental Corp.

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SCHEDULE 3.18(d)  ABOVEGROUND AND UNDERGROUND STORAGE TANKS

ABOVEGROUND STORAGE TANKS*
Location and Description	Capacity (Gallons)	Material Stored
Building 2 Fab	2 – 500 gal	Hydraulic Oil
Building 2 Bay 6 Assembly	1 – 500 gal	Hydraulic Oil
Building 2 West Outside Concrete pad	2 – 500 gal	Waste Oil/Waste Coolant
Building 3 Assembly	2,000 gal	Hydraulic Oil
Building 2 West Outside Concrete Pad	500 gal	Diesel Fuel
Building 1 Maintenance	1 – 250 gal 1 – 500 gal	Diesel Fuel Gasoline

*The chart of aboveground storage tanks on page 28 of the Phase I Environmental Site Assessment prepared by Superior Environmental Corp. dated November 9, 2012 is also incorporated by reference.

UNDERGROUND STORAGE TANKS
Location and Description	Capacity (Gallons)	Material Stored
N/A

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Schedule 3.19(a) Benefit Plans

Schedule 3.19 Employee Benefit Matters

The following benefit plans are administered by the company for the participation of the employees:

Medical Plans including a vision plan and prescription drug plan subsidized and administered by the company

Wellness Plan and medical consultation service funded by the company

Dental Plan funded by the employees

Flexible Spending Account funded by the employees

Health Savings Account funded by the employees

Employee Life - No cost to employees.  Exempt coverage equals annual salary and non-exempt coverage equals $25,000.00.

Employee A,D&D (The Hartford) funded by the Company

Short and Long Term Disability funded by the Company

Supplemental life, Long Term Disability and Critical Illness insurance funded by the employees

Vacation

Paid Time Off (PTO) accrual based on longevity
Time Frame                                           Paid Days Off Earned per year

> 1 year but < 6 years                                                      12 days

> 6 years but < 9 years                                                      15 days

> 9 years but < 15 years                                                      17 days

> 15 years                                           21 days

401(k) - Company matches up to 3% of applicable salary,  100% vested from first day of employment.

Tuition Reimbursement - 110% reimbursement of tuition for certifications or continuing education.

Full time employees get eight paid holidays per year plus pay for jury duty and funeral leave

Employees are paid biweekly either based on hours worked or per a fixed amount per pay period.  Certain sales employees are paid a base salary plus commissions on sales paid upon full payment of the underlying customer accounts receivable.

Certain employees are provided the use of automobiles and cell phones at the discretion of American Auger’s management.

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The following profit sharing and deferred compensation plans are offered by the company:

Employees participate in a profit sharing plan whereby employees can earn up to ten percent of the company’s net earning upon the attainment of certain metrics.  The award is allocated to the employees at the discretion of the American Auger’s president.

The American Augers president participates in a profit sharing plan whereby he can earn up to fifty percent of his base salary upon the attainment of certain metrics.

Certain key employees participate in a restricted stock unit plan whereby these employees are awarded stock of Astec Industries, Inc. subject to vesting and other restrictions at the discretion of Astec Industries, Inc. and the American Auger’s president.

A severance agreement exists with a former president of American Augers but amounts owed by American Augers under the agreement have been paid in full.

Section 3.19(b) Legal Issues Concerning Administration of Benefit Plans

None

Section 3.19(h)  Payments under Benefit Plans, Increase in Benefits and Acceleration of Benefits Due to Stock Purchase Agreement

None

Section 3.19(i)  Termination of Benefit Plans

None

14711_00/1201/MT1-1518895_1

Schedule 3.20(a) Employment Matters

A schedule listing employee names, job titles, pay rates, date of hire, etc. was attached to the contract but is not included here due to its confidential nature.

Schedule 3.21 – Tax matters

Open Audits:

I.	Wisconsin audit of combined tax returns of Seller and its Affiliates for tax years 2009 and 2010.

II.	California audit of combined tax returns of Seller and its Affiliates for tax years 2008 and 2009.

Settled Audits:

1.                 Illinois Unitary Return:  Years 2007–2008, settled in June 2012

2.                 New York Unitary Return:  Years 2007–2009, settled in August 2012

3.              Texas Combined Return:  Years 2008–2009, (Desk Audit) settled in September 2010

4.               Illinois Unitary Return:  Years 2005–2006, settled in May 2011

Settled Sales and Use Tax Audits of American Augers Returns Filed Separately:

1.       Illinois Department of Revenue Sales & Use Tax Audit for the period 07/2008 to 12/2010

2. Washington Department of Revenue Sales & Use Tax Audit for the period 01/2007 to 09/2010

Tax Sharing Agreement:

I.	Seller and certain of its Affiliates (including the Company) are parties to a Tax Allocation Agreement dated February 3, 2011 which will be terminated as to the Company as of the Closing Date.

The Company is party to the following Voluntary Disclosure Agreements:

I.	Agreement and Election to Precollect the Wisconsin Use Tax and to Limit Taxpayer's Prior Year's Filing Requirements for Sales/Use and Corporation Franchise/Income Tax, dated May 11, 2009.

II.	Voluntary Disclosure Agreement for Maryland Income and Sales and Use Taxes, dated May 21, 2010.

III.	Settlement Agreement with Missouri Department of Review, dated April 17, 2009.

IV.	Gross Receipts and Compensation Tax Managed Audit Agreement with New Mexico Taxation and Revenue Department, dated March 18, 2011.

V.	Voluntary disclosure arrangement with South Carolina Department of Revenue – February, 2011.

VI.	Louisiana Department of Revenue Agreement for Registration and Payment of State Sales/Uses Taxes and Corporation Income and Franchise Taxes, dated June 19, 2012.

VII.	Voluntary Disclosure Agreement with Jefferson Davis, Louisiana, dated August 3, 2012.

VIII.	Sales and Use Tax Agreement with Ouachita Parish for the City of Monroe, dated August 2, 2012.

IX.	Calcasieu Parish Sales and Use Tax Department Agreement for Registration and Payment of Parish Sales/Use Taxes, dated August 23, 2012.

X.	Application for Voluntary Disclosure (BOA-2) and Board of Appeals Order from Illinois Department of Revenue (order dated July 16, 2008).

XI.	Agreement for Registration and Payment of Colorado State Taxes, dated July 16, 2009.

XII.	Voluntary Disclosure Agreement with Alabama Department of Revenue, dated May 29, 2012.

XIII.	Georgia Sales and Use Tax Agreement, dated August 27, 2010.

XIV.	RDS Voluntary Compliance Agreement with RDS as agent for various jurisdictions in Alabama, dated September 27, 2012.

XV.	Voluntary Disclosure Agreement with Arizona Department of Revenue, dated October 27, 2009.

Joint Venture:

I.	Joint Venture Agreement with H.A.D., Inc. which relates to the Excluded Business, dated August 1, 2011.

14711_00/1201/MT1-1518895_1

Schedule 3.24 Directors and Officers

American Augers, Inc. Directors

J. Don Brock

Thomas R. Campbell

American Augers, Inc. Corporate Officers                                                                                     Titles

Thomas R. Campbell                                                                                      Chairman of the Board

Stephen C. Anderson                                                                                     Secretary

David C. Silvious                                                                           Assistant Secretary/Treasurer

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Schedule 3.26 Related Party Transactions

None

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

This First Amendment to Stock Purchase Agreement (this “Amendment”) is made and entered into as of November 30, 2012, by and among ASTEC INDUSTRIES, INC., a Tennessee corporation (“Seller”), AMERICAN AUGERS, INC., a Delaware corporation (the “Company”), and THE CHARLES MACHINE WORKS, INC., an Oklahoma corporation (“Buyer”).

RECITALS

WHEREAS, Seller, the Company, and Buyer are parties to that certain Stock Purchase Agreement dated October 31, 2012 (the “Agreement”).  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

WHEREAS, the parties now desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Environmental.  Article V of the Agreement is hereby amended by adding the following Section 5.17:

“Section 5.17                                Environmental.

(a)
Natural Gas Wells.  As soon as reasonably practicable after the Closing, Seller shall, at Seller’s sole cost and expense, properly close the open natural gas well on the Real Property in accordance with all applicable laws.

(b)
EPCRA Applicability Analysis.  As soon as reasonably practicable after the Closing, Seller shall engage a consultant reasonably acceptable to Buyer (“Consultant”) to perform an analysis of the Company's compliance with the Toxic Release Inventory (“TRI”) Reporting requirements (the “Requirements”) of the Emergency Response and Community Right-to-Know Act of 1986 (“EPCRA”).  Upon its completion, Buyer shall provide a copy of the Consultant’s report to Seller and shall consult with Seller concerning any actions recommended by Consultant.  Seller shall cooperate with Buyer in providing available information for the modification or preparation of any necessary reports.  Subject to the Limitation of Liability contained in this Section, Seller shall reimburse Buyer for expenses Buyer reasonably incurs in the modification and preparation of any necessary reports and shall reimburse Buyer for any penalties or fines that Buyer is required to pay as a result of any failure of Seller to comply with TRI reporting requirements prior to Closing.

(c)
Issues Identified Post-Closing From Pre-Closing Site Sampling.  As soon as reasonably practicable after the Closing, Buyer will provide to Seller the results of the analysis gathered pre-closing from onsite sampling of septic leach field and process water/storm water pond.  Should such analyses show the presence of environmental contamination in excess of applicable governmental remediation standards, and subject to the Limitation of Liability contained in this Section, Seller shall reimburse Buyer for expenses Buyer reasonably incurs for the removal or remediation of environmental contamination that existed prior to Closing to levels required by applicable governmental remediation standards.

(d)
Performance of Environmental Covenants.  Buyer and Seller shall cooperate and consult concerning the matters addressed in this Section 5.17 (the “Environmental Covenants”).  Upon Seller’s reasonable notice to Buyer, Buyer shall afford Seller or a representative of Seller with reasonable access to the Real Property; provided such access to the Real Property shall be for the limited purpose of performing the Environmental Covenants and shall be conducted in a manner that does not unreasonably interfere with Buyer’s business operations.  If Seller fails to diligently perform or pursue completion of the Environmental Covenants, Buyer may take all necessary action to complete the obligations under the Environmental Covenants on behalf of Seller, and, subject to the Limitation of Liability contained in this Section, Seller shall reimburse all reasonable costs and expenses incurred by Buyer to complete such obligations.

(e)
Limitation of Liability.  Seller's aggregate liability and out-of-pocket expenses for fulfilling its obligations with respect to the Environmental Covenants, including, without limitation, fees paid to third parties for services rendered, fines, penalties, damages and clean-up costs, shall not exceed $50,000 in the aggregate; provided, however, nothing in this Section 5.17 shall limit the Seller’s representations and warranties or indemnification obligations set forth in this Agreement.  To the extent that Seller is responsible for the payment or reimbursement of any expenses under this Section, Seller shall pay such expenses in the order received and approved, up to the aggregate limitation amount set forth in this Section.

2. No Other Amendments.  Except as modified by this Amendment, the parties agree that the Agreement shall remain is in full force and effect according to its terms.

3. Execution.  This Amendment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.  The exchange of executed counterparts of this Amendment or of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Amendment and may be used in lieu of the original for all purposes.

[Signature Page to Follow]

14711_00/1201/MT1-1506023_2

Executed as of the date first written above.

SELLER: ASTEC INDUSTRIES, INC.
By: /s/ Thomas R. Campbell Name: Thomas R. Campbell Title: Group Vice President – Underground Group

COMPANY: AMERICAN AUGERS, INC.
By:/s/ Thomas R,. Campbell Name: Thomas R. Campbell Title: President

BUYER: THE CHARLES MACHINE WORKS, INC.
By:/s/Tiffany Sewell-Howard Name: Tiffany Sewell-Howard Title: Chief Executive Officer

[Signature Page to First Amendment to Stock Purchase Agreement]
14711_00/1201/MT1-1506023_2

See "exh10-19addlschedules.pdf" for copies of additional schedules which were not in a format convertible to htm.